SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

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Brooks Automation, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
BROOKS AUTOMATION, INC.
TO BE HELD ON FEBRUARY 8, 2012

The 2012 Annual Meeting of Stockholders of Brooks Automation, Inc. (“Brooks” or the “Company”) will be held on February 8, 2012 at 10:00 a.m., local time, at the Four Seasons Hotel Boston, 200 Boylston Street, Boston, Massachusetts 02116 for the following purposes:

1.	To elect nine directors to serve for the ensuing year and until their successors are duly elected;

2.	To approve an amendment to the Company’s 1995 Employee Stock Purchase Plan to increase the number of shares of the Company’s common stock available for issuance thereunder by 1,000,000 shares, from 3,000,000 to 4,000,000;

3.	To approve, on an advisory basis, the overall compensation of Brooks’ executive officers;

4.	To recommend, on an advisory basis, the frequency of advisory votes on executive compensation; and

5.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered accounting firm for the 2012 fiscal year.

The stockholders will also act on any other business as may properly come before the meeting.

The Board of Directors has fixed December 13, 2011 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting we urge you to complete a proxy telephonically, electronically or by mail, if you requested a proxy statement be mailed to you as described in the proxy statement.

This year we will again take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. This so-called e-proxy process is becoming familiar to many investors and it can serve to expedite stockholders’ receipt of proxy materials, lower costs and diminish the environmental impact of our annual meeting. All stockholders have been sent a notice with instructions as to how to access our proxy statement and annual report, as well as how to vote.

Notice Regarding Availability of Proxy Materials for the Annual Meeting to be held on February 8, 2012: This notice, the attached proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, are available at our website at www.brooks.com. In addition, you may access these materials at http://materials.proxyvote.com/114340, which does not have “cookies” that identify visitors to the site.

Any stockholder attending the Annual Meeting may vote in person even if that stockholder has previously returned a Proxy Card.

By Order of the Board of Directors

Jason W. Joseph,
Vice President, General
Counsel and Secretary
Chelmsford, Massachusetts
December 23, 2011

YOUR VOTE IS IMPORTANT

  WE URGE YOU TO PROMPTLY AUTHORIZE YOUR PROXY BY FOLLOWING THE VOTING INSTRUCTIONS, SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY AUTHORIZING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE ANNUAL MEETING.

BROOKS AUTOMATION, INC.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 8, 2012

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors” or the “Board”) of Brooks Automation, Inc., a Delaware corporation (“we”, “us”, “Brooks” or the “Company”), for use at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel Boston, 200 Boylston Street, Boston, Massachusetts 02116 on February 8, 2012, at 10:00 a.m., local time, and at any adjournment or adjournments thereof (the “Annual Meeting”).

We expect that this proxy statement and the accompanying proxy materials will first be made available to stockholders on or about December 23, 2011. Our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 as filed with the Securities and Exchange Commission (“SEC”) is included as the Annual Report to Stockholders being made available to our stockholders with this proxy statement. It is also available to stockholders without charge upon written request addressed to Investor Relations, Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, which is the mailing address of the Company’s principal executive offices.

GENERAL INFORMATION

Record Date, Voting Rights and Outstanding Shares

Only stockholders of record at the close of business on December 13, 2011 will be entitled to receive notice of, and to vote at, the Annual Meeting. As of that date, there were outstanding and entitled to vote 66,254,445 shares of our Common Stock, $.01 par value (the “Common Stock”). Each stockholder is entitled to one vote for each share of Common Stock held of record on that date and may vote such shares either in person or by proxy.

Electronic Distribution

This proxy statement, our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and the proxy card are available at: http://materials.proxyvote.com/114340.

Solicitation

The proxy relating to the Annual Meeting is solicited on behalf of our Board of Directors, and we will bear the cost of such solicitation. Our officers and regular employees may solicit proxies by correspondence, telephone or in person, without extra compensation. We may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of the securities held by them.

Voting Procedures

The votes of stockholders present in person or represented by proxy at the Annual Meeting will be tabulated by an inspector of elections. A quorum, consisting of a majority of all stock issued, outstanding and entitled to vote at the Annual Meeting, will be required to be present in person or by proxy for the transaction of business at the Annual Meeting and any adjournment thereof. If a quorum is not present, a majority of the votes properly cast will adjourn the meeting.

The affirmative vote of the holders of a plurality of the votes cast on the matter is required for the election of directors (Proposal One). The approval of the amendment to the Company’s 1995 Employee Stock Purchase Plan (Proposal Two), the advisory vote on executive compensation (Proposal Three), the approval of one of the three frequency options under the advisory vote on the frequency of advisory votes on executive compensation (Proposal Four) and the ratification of PricewaterhouseCoopers LLP, or PwC (Proposal Five), require the affirmative vote of the holders of a majority of the votes cast on the matter.

Shares held by stockholders who abstain from voting as to a particular matter, and “broker non-votes,” which are shares held in “street name” by banks, brokers or nominees, who do not have discretionary authority to vote such shares as to a particular non-routine matter, including the election of directors, the amendment to the Company’s 1995 Employee Stock Purchase Plan and advisory votes on executive compensation, will not be counted as votes in favor of, or as votes cast for, a matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter. With respect to Proposal Four, if none of the three frequency options receives the vote of the holders of a majority of the votes cast, we will consider the frequency option (one year, two years or three years) receiving the highest number of votes cast by stockholders to be the frequency that has been recommended by stockholders. However, as described in more detail in Proposal Four, because this proposal is non-binding, the Board of Directors may decide that it is in the best interest of our stockholders and the Company to hold future executive compensation advisory votes more or less frequently. Proposal Three (the advisory vote on executive compensation) is also a non-binding proposal. If the shares you own are held in street name by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you.

Voting of Proxies

General. If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare, Inc., you are considered the stockholder of record of those shares. In that case these proxy materials have been sent directly to you and you have the right with these proxy materials to grant your proxy directly to Brooks or to vote in person or by telephone or via the Internet as described below.

If your shares of Common Stock are held in a brokerage account (street name) or by another person on your behalf, you are considered to be the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker or other nominee together with a voting instruction card, and you are also invited to attend the Annual Meeting.

Proxies Without Voting Instructions. Proxies that are properly submitted and dated but which do not contain voting instructions will be voted for the election of the nominees as directors described in this proxy statement, for the amendment to the Company’s 1995 Employee Stock Purchase Plan, for the approval of the non-binding vote on executive compensation, for the frequency of the non-binding vote on executive compensation as recommended by the Board of Directors and for the ratification of the selection of PricewaterhouseCoopers LLP. If any other matters properly come before the Annual Meeting, proxies will be voted by the authorized proxies in accordance with their best judgment.

Voting Shares Held Through Broker By Proxy. If your shares of Common Stock are held by your broker, your broker will vote your shares for you if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker on a voting instruction card regarding how to instruct your broker to vote your shares. In the absence of such instructions, the broker will be able to vote your shares on matters with respect to which it has discretionary voting power, in this case only the ratification of the selection of PricewaterhouseCoopers LLP but not with respect to the election of the nine nominees for director, the amendment to the Company’s 1995 Employee Stock Purchase Plan or the advisory votes on executive compensation.

Voting Of Shares Held Through Broker In Person. If your shares of Common Stock are held by your broker or other nominee in a name other than yours and you wish to vote those shares in person at the Annual Meeting, you must obtain from the broker or other nominee holding your shares a properly executed legal proxy, identifying you as a stockholder, authorizing you to act on behalf of the broker or other nominee at the Annual Meeting and specifying the number of shares with respect to which the authorization is granted.

Other Matters. If you sign and return the enclosed proxy card or vote your shares over the telephone or via the Internet, you grant to the persons named in the proxy the authority to vote in their discretion on any other matters that may properly come before the Annual Meeting, including any adjournment or postponement thereof. Other matters that may be properly brought before the Annual Meeting, unless otherwise provided in our certificate of incorporation or bylaws or by statute, will be approved if they receive a majority of the votes properly cast on the matter. Our management does not presently know of any other matters to be brought before the Annual Meeting.

Voting Procedures. There are several ways in which you or your representative can vote your shares, as follows:

By mail—Stockholders of record of Brooks stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Brooks stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote by mail by completing, signing and dating the voting instruction card provided by their broker, trustee or nominee and mailing it in the accompanying pre-addressed envelope.

By telephone—Stockholders of record may submit proxies by telephone until 11:59 p.m. (Eastern Time) on February 7, 2012 by calling 1-800-690-6903. The proxy card includes instructions on submitting proxies by telephone. Most Brooks stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, and live in the United States or Canada may vote by telephone by calling the number specified on the voting instruction card provided by their broker, trustee or nominee. Please see the voting instruction card for telephone voting availability.

By Internet—Stockholders of record may submit proxies using the Internet until 11:59 p.m. (Eastern Time) on February 7, 2012 by visiting www.proxyvote.com. The proxy card includes instructions on submitting proxies using the Internet. Most Brooks stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, and live in the United States or Canada may vote using the Internet by following the instructions on the voting instruction card provided by their broker, trustee or nominee. Please see the voting instruction card for Internet voting availability.

Revocation of Proxies

Signing the enclosed proxy card or otherwise submitting one’s proxy will not prevent a record holder from voting in person at the Annual Meeting or otherwise revoking the proxy. A record holder may revoke a proxy at any time before the Annual Meeting in the following ways:

•	filing with our corporate secretary, before the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	authorizing a later dated proxy relating to the same shares and delivering it to us before the vote at the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the meeting will not by itself constitute a revocation of the proxy.

Record holders should send any written notice of revocation or subsequent proxy to our corporate secretary at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, or hand deliver the notice of revocation or subsequent proxy to our corporate secretary before the vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on February 8, 2012.

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners, which will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of November 18, 2011 with respect to the beneficial ownership of Common Stock by each nominee for director, the director emeritus and each executive officer named below in the Summary Compensation Table under “Compensation Tables for Named Executive Officers—Summary Compensation Table”, which we refer to as the “Named Executive Officers”, all current executive officers, the director nominees and the director emeritus as a group, and each person known by us to be the beneficial owner of 5% or more of the Common Stock. Except as indicated below, this information is based upon information received from, on behalf of or filed with the SEC by the named individuals.

	Shares of
	Common Stock
	Beneficially	Percentage of
Name	Owned(1)(2)	Class

Named Executive Officers, Director Nominees and Director Emeritus:
Stephen S. Schwartz	459,127	*
Martin S. Headley	320,372	*
Steven A. Michaud (3)	214,949	*
Thomas R. Leitzke	38,413	*
Clinton M. Haris (4)	116,373	*
A. Clinton Allen (5)	77,500	*
Joseph R. Martin (6)	58,800	*
John K. McGillicuddy (7)	52,500	*
Krishna G. Palepu (8)	69,785	*
C.S. Park (9)	30,000	*
Kirk P. Pond	42,500	*
Marvin G. Schorr (10)	186,048	*
Alfred Woollacott, III (11)	80,820	*
Mark S. Wrighton (12)	83,484	*

All directors nominees, director emeritus and executive officers as a group (18 persons) (19)	1,937,705	2.92%

Five Percent Owners:
BlackRock, Inc. 40 East 52nd Street, New York, NY 10022 (13)	4,956,331	7.48%

Barrow, Hanley Mewhinney & Strauss, LLC 2200 Ross Avenue, 31st Floor, Dallas, Texas 75201-2761 (14)	4,808,852	7.26%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road, Austin, Texas 78746 (15)	4,565,179	6.89%

Royce & Associates, LLC, 745 Fifth Avenue, New York, NY 10151 (16)	4,475,182	6.75%

Polaris Capital Management, LLC, 125 Summer Street, Suite 1470, Boston, MA 02110 (17)	3,958,940	5.97%

T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, Maryland 21202 (18)	3,585,404	5.41%

*	Less than one percent.

(1)	To our knowledge, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. In addition, shares indicated as beneficially owned by officers and directors in some instances include restricted stock over which the officer or director has voting power but no investment power.

(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after November 18, 2011 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 2,042 shares held in our 401(k) retirement savings plan and 25,540 shares issuable pursuant to stock options exercisable within 60 days of November 18, 2011.

(4)	Includes 4,000 shares issuable pursuant to stock options exercisable within 60 days of November 18, 2011.

(5)	Includes 10,000 shares issuable pursuant to stock options exercisable within 60 days of November 18, 2011, as well as 10,000 shares held by a relative of Mr. Allen, over which he has no voting rights.

(6)	Includes 20,000 shares issuable pursuant to stock options exercisable within 60 days of November 18, 2011.

(7)	Includes 10,000 shares issuable pursuant to stock options exercisable within 60 days of November 18, 2011, as well as 22,500 shares issued in the form of restricted stock units that do not vest until separation from service as a Brooks director.

(8)	Includes 25,000 shares issuable pursuant to stock options exercisable within 60 days of November 18, 2011.

(9)	Includes 7,500 shares issued in the form of restricted stock units that do not vest until the earlier of the attainment of age 65 or separation from service as a Brooks director.

(10)	Includes 27,220 shares issuable pursuant to stock options exercisable within 60 days of November 18, 2011.

(11)	Includes 36,100 shares issuable pursuant to stock options exercisable within 60 days of November 18, 2011.

(12)	Includes 27,220 shares issuable pursuant to stock options exercisable within 60 days of November 18, 2011.

(13)	Based upon the most recent Schedule 13G filed by BlackRock, Inc. with the SEC on February 3, 2011, as of December 31, 2010, BlackRock, Inc. had sole voting power over 4,956,331 shares and sole dispositive power over 4,956,331 shares.

(14)	Based upon the most recent Schedule 13G filed by Barrow, Hanley Mewhinney & Strauss, LLC with the SEC on February 11, 2011, as of December 31, 2010 Barrow, Hanley Mewhinney & Strauss, LLC had sole voting power over 1,980,052 shares, shared voting power over 2,828,800 shares and sole dispositive power over 4,808,852 shares.

(15)	Based upon the most recent Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on February 11, 2011, as of December 31, 2010, Dimensional Fund Advisors LP had sole voting power over 4,489,895 shares and sole dispositive power over 4,565,179 shares.

(16)	Based upon the most recent Schedule 13G filed by Royce & Associates, LLC with the SEC on January 12, 2011, as of December 31, 2010 Royce & Associates, LLC had sole voting power over 4,475,182 shares and sole dispositive power over 4,475,182 shares.

(17)	Based upon the most recent Schedule 13G filed by Polaris Capital Management, LLC with the SEC on January 31, 2011, as of December 31, 2010 Polaris Capital Management, LLC had sole voting power over 3,958,940 shares and sole dispositive power over 3,983,040 shares.

(18)	Based upon the most recent Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 10, 2011, as of December 31, 2010 T. Rowe Price Associates, Inc. had sole voting power over 1,154,634 shares and sole dispositive power over 3,585,404 shares.

(19)	Includes 185,080 shares issuable pursuant to stock options exercisable within 60 days of November 18, 2011 and 2,042 shares held in our 401(k) retirement savings plan.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the 2012 Annual Meeting, nine directors are to be elected to serve until the 2013 annual meeting of stockholders and until their successors have been duly elected and qualified. The nominees for election at the 2012 Annual Meeting are listed on pages 9 to 12 with brief biographies. They are all currently Brooks directors. All directors stand for election at the Annual Meeting. In addition, Dr. Marvin G. Schorr, Director Emeritus of the Company since 2005, has informed the Company of his intention to retire from his position as Director Emeritus following the 2012 annual meeting of stockholders. The position of Director Emeritus was created for Dr. Schorr at the time of the Company’s acquisition of Helix Technology Corporation, and after Dr. Schorr’s retirement, the Company’s does not intend to appoint anyone to replace Dr. Schorr as Director Emeritus. Under the Board’s Governance Policy, any Director who is also an employee of the Company must resign from the Board at the time of his retirement from, or termination of employment with, the Company; however, the Board has the discretion to waive this requirement.

Director Qualifications

In its Governance Policy and in the charter of the Nominating and Governance Committee, the Board has set out both broadly and in specific terms the qualifications sought when considering non-employee director candidates. At the highest level, as set out in the Board’s Governance Policy, these include a high degree of business experience, the consistent exercise of the highest ethical standards, and a continuing commitment to the best practices of corporate governance. The Board and the Nominating and Governance Committee also assess a candidate’s independence as defined under SEC and Nasdaq rules. The emphasis throughout the process of identifying, nominating and evaluating candidates for the Board and members of the Board following their election is to produce a group of directors that function effectively as a leadership team. It is considered important not only to bring together Directors with a variety of skills in diverse areas, but also to ensure that those Directors function well together. Within this framework, the charter of the Nominating and Governance Committee includes specific criteria as essential in helping to ensure that the Board possesses the strength that is derived from having a variety of appropriate skills and experience. Those criteria are proven leadership and management experience as CEO or chairman of a public company or other large, complex organization; financial expertise; experience in technology, manufacturing and marketing; international background; diversity; expertise resulting from significant academic or research activities; and experience on one or more boards of significant public or non-profit organizations. It is the practice of the Nominating and Governance Committee and the Board in nominating and evaluating candidates for the Board to take into account the overall experience represented on the Board, all as part of the process of endeavoring to ensure that the Board functions at all times as an effective team. The Committee and the full Board review their effectiveness in balancing these considerations when assessing the composition of the Board.

While the Board has not adopted a formal policy concerning diversity, it does believe, as noted above, that it must take advantage of the strength derived from having a variety of skills, experience and unique individual backgrounds represented among its members. The Brooks Board is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience on other companies’ boards, which provides an understanding of different business processes, challenges and strategies. In some cases they have occupied CEO and other leadership roles in internationally focused companies in the markets that Brooks serves or related markets. Other directors have experience as professors and leaders at internationally recognized academic institutions or as accounting professionals operating at the highest level of the independent accounting profession, each of which brings unique perspectives to the Board. Certain of those Directors also come to the Brooks Board with the diverse perspective of people born and raised in nations and cultures outside the United States.

Information on Nominees

The following table sets forth certain information as of December 15, 2011 with respect to the nine nominees, in each case setting forth the particular experience, qualifications, attributes and skills of each director nominee that led the Board to conclude that such person should serve as a director of Brooks.

Name	Age	Position	Director Since

A. Clinton Allen (2)(5)	67	Director	2003
Joseph R. Martin (3)(4)	64	Chairman of the Board of Directors	2001
John K. McGillicuddy (1)(3)(4)	68	Director	2003
Krishna G. Palepu (3)(4)(5)	57	Director	2005
C. S. Park (2)(3)	63	Director	2008
Kirk P. Pond (2)(3)	67	Director	2007
Stephen S. Schwartz (4)	52	Director, President and CEO	2010
Alfred Woollacott, III (1)(5)	65	Director	2005
Mark S. Wrighton (1)(5)	62	Director	2005

(1) Member of our Audit Committee for fiscal 2012.

(2) Member of our Human Resources and Compensation Committee for fiscal 2012.

(3) Member of our Nominating and Governance Committee for fiscal 2012.

(4) Member of our Executive Committee for fiscal 2012.

(5) Member of our Finance Committee for fiscal 2012.

Mr. A. Clinton Allen has been a director since October 2003. In addition to serving as a director, Mr. Allen is Chairman and Chief Executive Officer of A.C. Allen & Company, an investment banking consulting firm, and Principal of the American College of Corporate Directors, an organization that provides educational and other services to public company directors, CEOs and corporate counsel. From 1989 to 2002, Mr. Allen served as Vice Chairman of the Board of Psychemedics Corporation, Inc., a biotechnology company with a proprietary drug testing product, and as Chairman of the Board of Psychemedics from 2002 to 2003. Mr. Allen is currently the non-executive chairman and a director of Collectors Universe, a provider of value added services to dealers and collectors. He also serves as the lead director of LKQ Corporation, a supplier of recycled OEM automotive parts, and as Vice Chairman of Avantair, Inc., a provider of fractional aircraft shares for business and personal use. Mr. Allen holds a Masters Professional Director Certification from the American College of Corporate Directors.

The Board of Directors has concluded that Mr. Allen should continue to serve as a Director of the Company because of his broad-based investment banking and financial market expertise, providing the Company and the Board with valuable insights in both merger and acquisition analysis and in the approach to capital markets generally, as well as his leadership experience serving as chairman and lead director for diverse publicly traded companies.

Mr. Joseph R. Martin has been a director of Brooks since June 2001 and Chairman of the Board since May 2006. Mr. Martin served as Executive Vice President and Chief Financial Officer, and later Sr. Executive Vice President, and then as member of Office of the Chairman of Fairchild Semiconductor International, Inc., a supplier of power semiconductors, from June 1996 to May of 2004. He served as the Vice Chairman of Fairchild’s Board of Directors from 2003 until his retirement in June 2005. Mr. Martin is a member of the Board of Directors of Soitec, Inc., a semiconductor wafer processing company, and of SynQor, Incorporated, a manufacturer of power converters. Mr. Martin also serves as Trustee of Embry-Riddle Aeronautical University. Mr. Martin holds an Masters Professional Director Certification from the American College of Corporate Directors.

Mr. Martin’s extensive industry and finance experience over more than 30 years in the semiconductor industry as CFO and Vice Chairman of the board of directors of a multinational public semiconductor company, combined with the leadership that he has provided as Brooks’ Chairman since 2006, are regarded by the Board as invaluable contributions to the operation of the Board and the financial success of the company.

Mr. John K. McGillicuddy has been a director since October 2003. Mr. McGillicuddy was a partner with the international accounting firm of KPMG LLP, a public accounting firm, from 1975 until his retirement in June 2000. Mr. McGillicuddy is also a member and chairman of the Board of Directors of Watts Water Technologies, Inc., a manufacturer of water safety and flow control products as well as member of the Board of Directors of Cabot Corporation, a chemical manufacturer.

The Board of Directors has concluded that Mr. McGillicuddy should continue to serve as a Director of the Company because of the depth of his financial background, including his previous experience as partner of a large, international public accounting firm, as well as his leadership and international experience as chairman of a public company with international operations.

Dr. Krishna G. Palepu has been a director since November 2005. Dr. Palepu is the Ross Graham Walker Professor of Business Administration and Senior Associate Dean for International Development at the Harvard Business School. Among his other responsibilities at the Harvard Business School, Dr. Palepu teaches in several different corporate governance educational programs. Prior to assuming his current administrative position, Dr. Palepu held other positions at Harvard Business School, including Senior Associate Dean, Director of Research, and Chair, Accounting and Control Unit. Dr. Palepu is also a director of BTM Corporation, a management solutions provider focused on converging business with technology. He has also served since 2008 as a director of Partners Harvard Medical International, a non-profit subsidiary of Partners HealthCare System, Inc. devoted to promoting collaboration among international health care leaders, and since 2005 as a director of the Exeter Group, a privately owned software services company located in Cambridge, Massachusetts. Dr. Palepu was formerly a member of the Board of Directors of Dr. Reddy’s Laboratories Ltd., an Indian global pharmaceuticals company, from 2002 until 2009, and was a member of the Board of Directors of PolyMedica Corp, a Massachusetts provider of diabetes testing supplies and products, from June 2006 until it was sold in August 2007. Dr. Palepu was also formerly a member of the Board of Directors of Satyam Computer Services Limited (“Satyam”), an Indian company whose shares are publicly traded in India and on the New York Stock Exchange. In December 2008, Dr. Palepu resigned from the Board of Satyam. Dr. Palepu holds a Professional Director Certification from the American College of Corporate Directors.

In January 2009, the Chairman of Satyam disclosed a series of fraudulent transactions that resulted in an overstatement of Satyam’s assets and revenue. As a result of subsequent investigations by agencies of the Indian government, various proceedings are now pending in India involving allegations of fraud, substantial overstatements of revenues, profits and assets, as well as violations of sections of India’s criminal and corporate statutes. An investigative agency of the Indian government has produced a report relating to these matters alleging a series of violations of the Companies Act, 1956, of India (the “Companies Act”) by the former directors of Satyam. This agency has filed complaints with respect to two of these allegations naming Dr. Palepu and other Satyam directors. These complaints relate to Satyam’s alleged failure to properly identify highly paid employees in reports required by the Companies Act and failure to obtain prior approval from the government of India for consulting fees paid to Dr. Palepu. Dr. Palepu has also been named as a respondent to a petition brought in January 2009 before the Company Law Board of the Indian government arising out of these same facts. Dr. Palepu, along with the other former directors of Satyam and other parties, is also a named defendant in a putative class action lawsuit pending in the United States District Court for the Southern District of New York in which the plaintiffs allege violations of the United States securities laws, including Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder.

Dr. Palepu has informed our Board of Directors that he believes these allegations lack merit and that he intends to assert his defenses vigorously. Dr. Palepu has moved to dismiss the putative class action lawsuit pending in the United States District Court for the Southern District of New York. After reviewing the matter itself and discussing these claims and the surrounding facts with Dr. Palepu, our Board of Directors (Dr. Palepu recusing himself) voted to nominate Dr. Palepu to serve on our Board of Directors.

The Board of Directors has concluded that Dr. Palepu should continue to serve as a Director of the Company because of the depth of the strategic, marketing, financial and technology insights that he provides arising out of his service as a professor at an internationally esteemed business school, his expertise in corporate governance, as well as the global and culturally diverse perspective afforded by his international background.

Dr. C.S. Park became a member of our Board in April 2008. Prior to joining Brooks’ Board, from September 1996 through February 2000, he served as Chairman, President and CEO of Hyundai Electronics America in San Jose, California. Dr. Park served as President and CEO of Hynix Semiconductor Inc. from March 2000 to May 2002, and from June 2000 to May 2002 he also served as its Chairman. Dr. Park also served as Chairman of Maxtor Corporation from May 1998 until it was acquired by Seagate Technology in 2006. He continues to serve on Seagate’s Board of Directors. In addition to his corporate experiences, Dr. Park has also served as a Management Consultant at Ernst & Young Consulting Inc. in Seoul, South Korea, as well as a Managing Director, Investment Partner, and Senior Advisor to H&Q Asia Pacific, a private equity firm based in Palo Alto, California. In addition to his current position as a Board member at Seagate Technology, Dr. Park also serves on the boards of Computer Sciences Corporation and Ballard Power Systems Inc. He served as a director of Smart Modular Technologies, Inc. for six years, concluding his tenure in 2010, and was a director of STATS ChipPAC Ltd. in Singapore from 2004 until August 2007. Dr. Park is also a director of a privately-held company.

The Board of Directors has concluded that Dr. Park should continue to serve as a Director of the Company because of the unique insights derived from his years of leadership, technology, manufacturing and marketing experience gained through his service as CEO of global companies in the semiconductor and electronics industries, as well as the global and culturally diverse perspective afforded by his international background.

Mr. Kirk P. Pond became a director in November 2007. Mr. Pond was the President and Chief Executive Officer of Fairchild Semiconductor International, Inc., from June 1996 until May 2005. He served as the Chairman of Fairchild’s Board of Directors from 1997 until June 2006. Prior to Fairchild Semiconductor’s separation from National Semiconductor, Mr. Pond had held several executive positions with National Semiconductor, including Executive Vice President and Chief Operating Officer. Mr. Pond served as a member of the Board of Directors of the Federal Reserve Bank of Boston from January 2004 until January 2007 and since 2005 has been a director of Wright Express Corporation. Mr. Pond also has been a director of Sensata Technologies Holding (NV) since March 2011 and has served on the advisory Board of the University of Arkansas Engineering School since 1987.

The Board of Directors has concluded that Mr. Pond should continue to serve as a Director of the Company in order to receive the continuing advantage both of his leadership experience as CEO of a successful public company in the semiconductor industry and his generally broad background in technology, semiconductor manufacturing, global marketing and finance in both the public and private sectors.

Dr. Stephen S. Schwartz joined Brooks in April 2010 as President. As of October 1, 2010, following the retirement of Brooks’ previous chief executive officer, Dr. Schwartz became Brooks’ chief executive officer as well as President, and continues to serve as such. Dr. Schwartz was elected to the Brooks Board of Directors in August 2010. Dr. Schwartz had previously served, from August 2002 until April 20, 2009, as Chief Executive Officer and a director of Asyst Technologies, Inc., a manufacturer of integrated hardware and software automation systems primarily directed at the semiconductor manufacturing industry. He joined Asyst in January 2001 as Senior Vice President, Product Groups and Operations and was elected Chairman of Asyst in January 2003. Asyst filed for bankruptcy protection under Chapter 11 of the United States bankruptcy act on April 24, 2009, and Asyst’s assets have since been liquidated. Prior to joining Asyst, Dr. Schwartz had served since 1987 in various capacities with Applied Materials, Inc., including acting as general manager for Applied Material’s service business and president of Consilium, Inc., an Applied Materials software subsidiary.

The Board of Directors has concluded that Dr. Schwartz should continue to serve as a Director of the Company due to the depth of industry, marketing and management experience that he brings as former CEO of a company in the automation manufacturing space, as well as the fact that he is the Company’s chief executive officer, thereby bringing to the Board his insight and experience with the daily business of the Company and its customers, employees and other stakeholders.

Mr. Alfred Woollacott, III is a certified public accountant and was a partner with the accounting firm of KPMG LLP from 1979 until his retirement in September 2002. He became a director in October 2005 following our acquisition of Helix and was appointed to our Board pursuant to our merger agreement with Helix. He is currently a Board member of William Hart Realty Trust and the Hart Haven Community Association. Mr. Woollacott also served as a Director of Greencore U.S. Holdings, a wholly owned subsidiary of Greencore Group PLC, an Irish corporation listed on the Irish Stock Exchange which is an international manufacturer of convenience foods and ingredients until 2010. Mr. Woollacott holds a Masters Professional Director Certification from the American College of Corporate Directors.

The Board of Directors has concluded that Mr. Woollacott should continue to serve as a Director of the Company because of his financial background and expertise gained through his career as partner of a large, international public accounting firm, as well his experience on the Board of an international company in the semiconductor capital equipment business.

Dr. Mark S. Wrighton has been Chancellor of Washington University in St. Louis since July 1995. He became a director in October 2005 following our acquisition of Helix and was appointed to our Board pursuant to our merger agreement with Helix. Dr. Wrighton also serves as director of Cabot Corporation, a chemical manufacturer, and of Corning Incorporated, a manufacturer of specialty glass and ceramics. He previously served as a director of A.G. Edwards, Inc., a financial services company, until 2007.

The Board of Directors has concluded that Dr. Wrighton should continue to serve as a Director of the Company because of his leadership and financial experience gained as the lead executive of an esteemed, large university, as well as his extensive experience as a member of the Board for large, technically focused public companies in the manufacturing and financial sectors and his technology experience as a scientist.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT THE
STOCKHOLDERS VOTE FOR THE ELECTION OF THE NINE NAMED NOMINEES

CORPORATE GOVERNANCE AND DIRECTOR COMPENSATION

Board of Directors

The Board of Directors has responsibility for establishing broad corporate policies and reviewing overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee the management and, in so doing, to serve our and our stockholders’ best interests. Management keeps the directors informed of our activities through regular written reports and presentations at Board and Committee meetings. During 2007, the Nominating and Governance Committee of the Board conducted a review of our governance policies and practices, and upon the recommendation of that Committee, the Board adopted the Governance Policy that is publicly available on our website at www.brooks.com. That policy calls for, among other things, the maintenance of Board leadership that is separate from the Company’s executive leadership, whether that comes in the form of an independent Chairman or an independent lead director. The independent Chairman presides over the regularly held executive sessions of the Board, noted below, at which the Chief Executive Officer is not present. Each director is required to stand for election annually.

The Board has assessed each of the nine nominees for director against the SEC and Nasdaq Stock Market standards for independence and determined that Messrs. Allen, Martin, McGillicuddy, Palepu, Park, Pond, Woollacott and Wrighton, being eight of the nine directors, meet the general definition of an independent director. The Board has further determined that all members of the Audit Committee (among others) meet the stricter definition required for members of an Audit Committee, and determined that each member of the Audit Committee qualifies as an Audit Committee Financial Expert.

The Board of Directors held 15 meetings during the fiscal year ended September 30, 2011. The Board of Directors took action on one occasion by unanimous written consent in lieu of a special meeting during the fiscal year ended September 30, 2011. Each current director attended at least 75% of the meetings of the Board of Directors and of Committees of which he was a member held while he was a director during the last fiscal year. In connection with each of the Board’s four regularly scheduled meetings, all non-employee members of the Board met in executive sessions without the Chief Executive Officer being present. The independent Chairman presides over these executive sessions.

The Board of Directors encourages stockholders to communicate with our senior management and directly with members of the Board of Directors on matters of concern related to our business and affairs. Stockholders who wish to communicate with members of the Board of Directors may do so by the following means:

•	By telephone: (978) 262-4400

•	By electronic mail: Directors@Brooks.com

•	By first class mail, overnight mail or courier:

Brooks Board of Directors
15 Elizabeth Drive
Chelmsford, MA 01824

As a matter of policy we encourage the directors to attend meetings of stockholders, in person or by telephone. All of the nominees for election as director were directors at the time of, and attended, the last stockholder meeting in January 2011.

In accordance with our Governance Policy, members of the Board are required to attend formal continuing education programs for directors periodically, with a recommended frequency of at least once every three years. Within the past two years all members of the Board have attended formal director education programs.

Chairman of the Board

On May 17, 2006 the Board of Directors elected Joseph R. Martin to serve as Chairman of the Board. Under our By-Laws and Governance Policy, the Chairman assists the CEO in setting the agenda for meetings of the Board of Directors, presides over executive sessions of the Board and performs such other duties as the Board may assign.

Committees of the Board

The Board currently has the following standing Committees: an Audit Committee, an Executive Committee, a Finance Committee, a Human Resources and Compensation Committee, and a Nominating and Governance Committee. The following table sets out the Board Committees on which each member of the Board now serves, identifying as well the chair of each Committee.

				HR &	Nominating &
Name of Director	Audit	Executive	Finance	Compensation	Governance

Non-Employee Directors:
A. Clinton Allen			Chair	Member
Joseph R. Martin (1)		Chair			Member
John K. McGillicuddy	Chair	Member			Member
Professor Krishna G. Palepu		Member	Member		Chair
Dr. C.S. Park				Member	Member
Kirk P. Pond				Chair	Member
Dr. Marvin Schorr (2)
Alfred Woollacott, III	Member		Member
Dr. Mark S. Wrighton	Member		Member
Employee Director
Stephen S. Schwartz		Member
Number of Meetings in Fiscal 2011	5	4	4	6	4

(1) Mr. Joseph Martin was elected as Chairman of the Board on May 17, 2006

(2) Dr. Marvin Schorr was elected Director Emeritus on October 26, 2005

Audit Committee. Under the provisions of the Audit Committee charter, the Audit Committee is responsible for the qualifications, independence, appointment, retention, compensation and evaluation of our registered public accounting firm and for assisting the Board of Directors in monitoring our financial reporting process, accounting functions, business risk assessment and internal control over financial reporting. It also is responsible for administering our Standards of Conduct and the oversight of “whistle-blowing” procedures, and certain other compliance matters.

A copy of the charter of the Audit Committee is publicly available on our website at www.brooks.com. Under its charter, the Audit Committee must consist of not less than three directors, each of whom meets the stricter definition of independence for members of the Audit Committee under the rules of the Nasdaq Stock Market. The Audit Committee currently is composed of Messrs. McGillicuddy (Chair), Wrighton and Woollacott, each of whom will remain on the Committee during fiscal 2012, if reelected by the stockholders. The Board of Directors has reviewed the qualifications of each member of the Committee and has determined that each of them meets that stricter definition of independence and that each qualifies as an “audit committee financial expert” as defined by SEC rules.

The Audit Committee met on five occasions during the fiscal year ended September 30, 2011 and took no action by written consent.

Executive Committee. The purposes of the Executive Committee are: (1) to permit action on behalf of the Board of Directors between meetings, particularly in those circumstances on which a timely response is required and full Board participation is not reasonably feasible; (2) to assess, review with management, and provide recommendations to the Board of Directors concerning our strategic planning process and the implementation of our strategic plans; and (3) to lead the process by which we and the Board of Directors conduct the ongoing assessment and management of the business risks we face. The Executive Committee may exercise the full powers of the Board when, in their reasoned judgment, the best interest of the Company requires prompt action incompatible with full Board participation, excepting those matters legally requiring the approval of the full Board. When possible, and usually, the Executive Committee expects to seek prior full Board approval of limits within which it will exercise its discretion. The charter of the Executive Committee is publicly available on our website at www.brooks.com. The Executive Committee has also been given the responsibility to act for the Board in providing guidance to management concerning the Company’s strategic planning and implementation, as well as taking the lead for the Board in ensuring that the Company implements and employs the processes necessary to understand, address and manage the Company’s business and enterprise risks. The Executive Committee is currently comprised of Messrs. Martin (Chair), Schwartz, McGillicuddy, and Palepu, each of whom will remain on the Committee during fiscal 2012, if reelected by the stockholders. The Executive Committee met on four occasions during the fiscal year 2011 and took no action by written consent.

Finance Committee. The purpose of the Finance Committee is to assess and provide recommendations to the Board of Directors on the Company’s capital structure, including financial strategies, policies, practices and transactions. Among other things the Finance Committee recommends how to employ the Company’s cash resources in the best interests of stockholders and assist the management and the Board in the consideration and review of possible strategic transactions. Its purposes do not include the evaluation of financial performance and controls delegated under the Charter of the Audit Committee, nor does it preclude direct action by the Board on any issue if it so chooses. The charter of the Finance Committee is publicly available on our website at www.brooks.com. The Committee is comprised of Messrs. Allen (Chair), Wrighton, Woollacott and Palepu, each of whom will remain on the Committee during fiscal 2012, if reelected by the stockholders, and each of whom meets the definition of independent director. The Finance Committee met four times during the fiscal year 2011 and took no action by written consent.

Human Resources and Compensation Committee. The Human Resources and Compensation Committee has overall responsibility for our executive compensation philosophy, evaluates and approves executive compensation, assists the Board in the discharge of its responsibilities with respect to executive compensation and develops the leadership capabilities of our executives. It also has been delegated the authority to supervise the administration of our stock plans, and it is required to review and approve the incorporation of our compensation discussion and analysis report in this proxy statement in accordance with SEC rules. The Human Resources and Compensation Committee also approves all grants to employees under our stock plans and recommends the ratification of those grants by the full Board of Directors. Actual grants under those plans must be approved by the full Board as well as the Committee as set forth in the Governance Policy. The Human Resources and Compensation Committee is authorized to retain independent advisors to assist it in fulfilling its responsibilities.

Under its charter and the requirements of the Nasdaq Stock Market, the Human Resources and Compensation Committee must consist of at least three directors, each of whom satisfies certain requirements of the securities and other laws and satisfies the independence requirements of the Nasdaq Stock Market. The Charter of the Committee is publicly available on our website at www.brooks.com. The Human Resources and Compensation Committee is comprised of Messrs. Pond (Chair), Allen and Park, each of whom will remain on the Committee during fiscal 2012, if reelected by the stockholders, and each of whom meet the definition of an independent director and the other requirements for membership.

The Human Resources and Compensation Committee met on six occasions during the fiscal year ended September 30, 2011 and took no action by written consent.

Human Resources and Compensation Committee Interlocks and Insider Participation. None of the members of the Human Resources and Compensation Committee is or was formerly an officer or employee of the Company, and no executive officer serves on the board of directors of any company at which any of the Human Resources and Compensation Committee members is employed.

Nominating and Governance Committee. The purpose of the Nominating and Governance Committee is to (i) identify, review and evaluate candidates to serve as directors; (ii) serve as a focal point for communication between such candidates, the Board of Directors and our management; (iii) make recommendations to the full Board of candidates for all directorships to be filled by the stockholders or the Board; (iv) evaluate and make recommendations to the Board of a set of corporate governance and ethics principles; (v) periodically review and evaluate our governance and ethics policies and guidelines; (vi) evaluate and make recommendations to the Board concerning the structure, responsibilities and operation of the Committees of the Board; (vii) make recommendations to the Board concerning Board meeting policies; and (viii) make recommendations to the Board concerning the compensation of members of the Board and any Committees of the Board.

Under its charter, as supplemented by the rules of The Nasdaq Stock Market, the Nominating and Governance Committee must consist of not less than three members, each of whom satisfies the independence requirements of The Nasdaq Stock Market. A copy of the charter of the Nominating and Governance Committee is publicly available on our website at www.brooks.com. The members of the Committee are Messrs. Palepu (Chair), Martin, Park, McGillicuddy and Pond, each of whom will remain on the Committee during fiscal 2012, if reelected by the stockholders, and each of whom meets the definition of an independent director.

The Nominating and Corporate Governance Committee is responsible for identifying candidates to serve as directors, whether such directorships are filled by the Board or by stockholders. The Committee may consider nominees recommended by stockholders and other sources, such as directors, third party search firms or other appropriate sources. In evaluating candidates the Committee seeks the strength that is derived from a variety of experiences among Board members, embracing the criteria and qualifications set forth in the Committee’s charter, which include personal integrity, sound business judgment, business and professional skills and experience, independence (as defined under SEC and Nasdaq rules), potential conflicts of interest, proven leadership and management experience as CEO or chairman of a public company or other large, complex organization, diversity, expertise resulting from significant academic or research activities, and experience on one or more boards of significant public or non-profit organizations, the extent to which a candidate would fill a present need, and concern for the long term interests of stockholders. In any particular situation, the Committee may focus on persons possessing a particular background, experience or qualifications which the Committee believes would be important to enhance the effectiveness of the Board. It is the practice of the Nominating and Governance Committee in nominating and evaluating candidates for the Board to take into account their ability to contribute to the experience represented on the Board. The evaluation process for stockholder recommendations is the same as for candidates from any other source. If stockholders wish to recommend a candidate for director for election at the 2012 annual meeting of stockholders, they must follow the procedures described in “Other Matters—Stockholder Proposals and Recommendations For Director.”

The Committee also initiates and administers the Board’s annual self-evaluation and performance review process. This annual process is initiated by the Chairman of the Committee sending to each Board member a written questionnaire dealing with a variety of elements of the governance process, including the Board’s structure, its effectiveness in carrying out key responsibilities, the quality and efficiency of the meeting processes of the Board and its Committees, the responsibilities and effectiveness of the Board’s Committees, and, more generally, Board members’ overall analysis and comments concerning the effectiveness of the Board, its processes and the quality of its deliberations. After these questionnaires are completed and returned, the Chairman of the Nominating and Governance Committee conducts individual discussions with each Board member in order to understand fully the perceptions and analysis of each Director. The Chairman then presents the information that has been collected through these processes both to the Nominating and Governance Committee and then, following that discussion, presents observations and recommendations to the full Board for discussion and such action as the Board determines to be appropriate. The Board views these activities as part of its overall process of on-going self-evaluation and continuous improvement.

The Nominating and Governance Committee met four times during the fiscal year ended September 30, 2011 and took no action by written consent.

Board Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its Committees, has the ultimate responsibility for the oversight of risk management. The Board has delegated to the Executive Committee responsibility to ensure that the Board and management implement and regularly employ the processes necessary to understand, address and manage the Company’s business risks. The Executive Committee is authorized to delegate this responsibility to other Committees of the Board with respect to specific areas of business risk where the Executive Committee deems this to be appropriate. Each year, working initially through the Audit Committee, management and the Board jointly develop a list of important risks that the company prioritizes. These are reviewed during the year by management and by the Board and the Committees to which the Executive Committee has delegated specific areas of responsibility.

The Board’s risk oversight processes build upon management’s regular risk assessment and mitigation processes, which include standardized reviews conducted with members of management across and throughout the Company in areas such as financial and management controls, strategic and operational planning, regulatory compliance, environmental compliance and health and safety processes. The results of these reviews are then discussed and analyzed at the most senior level of management, which assesses both the level of risk posed in these areas and the likelihood of their occurrence, coupled with planning for the mitigation of such risks and occurrences.

Following this senior management level assessment, the Executive Committee is then tasked to drive the risk assessment process at the Board level and to ensure that mitigation and corrective actions are taken where appropriate.

Board Leadership Structure

The Company’s Governance Policy, as set out on the Company’s corporate web site under “Investors” and “Corporate Governance”, provides that there will always be independent leadership of the Board. The pertinent provision of that Policy reads as follows:

“The Board should be free to select the Chairman and Chief Executive Officer in any way that seems best for the Company at a given point in time. While the same person may occupy both offices, the Company’s current practice is to have an independent director serve as Chairman, and another individual serve as the Chief Executive Officer. In the event that the same person serves as both the Chairman and Chief Executive Officer, a Lead Independent Director shall be selected by the independent Directors. The Chairman or Lead Director shall be responsible to chair the regularly-scheduled meetings of independent Directors and to assume such other responsibilities that the independent Directors may designate from time to time.”

This separation of responsibilities ensures that an independent director will always be in a position of Board leadership.

The Chairman is responsible for collaborating with the Chief Executive Officer in setting Board agendas. The Company’s Governance Policy also provides that “The independent Directors of the Board shall meet in executive session (separate from any inside Directors) on a regular basis, at least as frequently as may be required by applicable Nasdaq or SEC rule or regulation.” It has been the consistent practice of the Chairman to conduct such meetings of Independent Directors at each meeting of the Board of Directors.

In addition, under the Governance Policy, the Chairman (with the assistance of the Company Secretary) shall “(1) be primarily responsible for monitoring communications from stockholders and (2) provide copies or summaries of such communications to the other Directors as he or she considers appropriate.”

Brooks’ separation of the roles of Chief Executive Officer and Chairman of the Board of Directors continues to offer benefits including the following:

•	The independent oversight of the Company is enhanced.

•	The objectivity of the Board’s evaluation of the Chief Executive Officer is increased.

•	Having a non-executive Chairman provides an independent spokesman for the company.

•	The Chief Executive Officer has the benefit of a fully independent and experienced sounding board.

•	The Board can provide a fully independent and objective assessment of risk.

Director Compensation Table
Fiscal Year 2011

			Change in
			Pension
			Value and
	Fees		Non-qualified
	Earned		Deferred
	or Paid in	Stock	Compensation
	Cash	Awards	Earnings		Total
Name	($)	($) (1)	($)		($)
(a)	(b)	(c)	(e)		(f)

Joseph R. Martin	$123,250	$125,200			$248,450
A. Clinton Allen	$98,250	$93,900			$192,150
Kirk P. Pond	$98,250	$93,900			$192,150
John K. McGillicuddy	$107,250	$-	$(14,625	) (2)(4)	$92,625
Krishna G. Palepu	$100,750	$93,900			$194,650
Alfred Woollacott, III	$89,500	$93,900			$183,400
Mark S. Wrighton	$88,000	$93,900			$181,900
C. S. Park	$89,500	$93,900	$10,875	(3)(4)	$194,275
Marvin G. Schorr (5)	$74,000	$93,900			$167,900

Dr. Schwartz is not included in the table because he was an employee of the Company, serving as Chief Executive officer during fiscal 2011, and received no compensation for his services as a director and is included in the Summary Compensation Table under Executive Compensation.

(1) The value of a stock award or option award is based on the fair value as of the grant date calculated in accordance with FASB ASC Topic 718.

(2) Mr. McGillicuddy has chosen to defer his 2011, 2010 and 2009 stock awards resulting in a loss of $32,775, a gain of $10,875 and a gain of $7,275, respectively.

(3) Dr. Park has chosen to defer his 2009 stock awards resulting in a gain of $7,275.

(4) The value for the deferred 2011 award is calculated by taking the difference between the closing price on the date of grant ($12.52) and the closing price on September 30, 2011 ($8.15) times the number of shares. The value for the deferred 2010 award is calculated by taking the difference between the closing price on October 1, 2010 ($6.70) and the closing price on September 30, 2011 ($8.15) times the number of shares. The value for deferred 2009 awards is calculated by taking the difference between the closing price on October 1, 2010 ($6.70) and the closing price on September 30, 2011 ($8.15) times the number of shares.

(5) Dr. Schorr is Director Emeritus.

Compensation Policy.

Cash Compensation. On February 3, 2011, the Board of Directors, based on the recommendation approved by the Nominating and Governance Committee, approved a change to our nonemployee director compensation, effective February 4, 2011. The Board reviewed peer company compensation data industry practices information provided by an external compensation consultant and made certain changes to the compensation based on the data to, among other things, eliminate the per meeting fee and modify the equity grant to be based on a fixed dollar value as opposed to a fixed number of shares. Under the new compensation structure, the following cash compensation is paid to our nonemployee directors:

◆	$80,000 annual Board retainer to each nonemployee director;

◆	$5,000 annual Committee retainer to each nonemployee director for each Committee that such director serves on;

◆	an additional $40,000 annual retainer to the non-executive Chairman of the Board;

◆	an additional $10,000 annual retainer to each of the Chairman of the Human Resources and Compensation Committee and the Chairman of the Nominating and Governance Committee; and

◆	an additional $20,000 annual retainer to the Chairman of the Audit Committee.

◆	an annual award of unrestricted shares of Brooks common stock having a market value of $80,000 ($120,000 for the nonexecutive Chairman of the Board) based on the closing price on the date of grant.

Prior to February 4, 2011 each nonemployee director received a $50,000 cash annual retainer, plus an additional annual retainer of $7,500 for their service on any committee (excluding the Executive Committee), plus a $1,500 meeting fee for each Board or committee meeting attended (either in person or by phone), subject to the limitation that only one meeting fee may be earned as to any one day regardless of the number of board or committee meetings attended on that date. In addition, the Chairman of the Board received a $25,000 annual retainer for serving in that position and the Chairman of each committee received an additional annual retainer of $7,500 for serving as chair.

Equity Compensation. As part of the new nonemployee director compensation program approved by the Board of Directors on February 3, 2011, and effective as of February 4, 2011, each nonemployee director will receive an annual award of unrestricted shares of Brooks common stock having a market value of $80,000 ($120,000 for the nonexecutive Chairman of the Board) based on the closing price on the date of grant. In addition, each newly elected nonemployee director will receive an award of unrestricted shares of Brooks common stock having a market value of $80,000 based on the closing price on the date of grant, pro rated for the number of days out of 365 that have elapsed since the most recent annual equity award to nonemployee directors. Prior to February 4, 2011, the nonemployee director compensation program provided that each nonemployee director would receive an annual award of 7,500 shares of Brooks common stock, and 10,000 shares for the nonexecutive Chairman of the Board.

The Board of Directors has previously approved equity ownership guidelines for nonemployee directors, which require each nonemployee director to own over time shares of our common stock having a market value of at least $300,000. The target ownership amounts are subject to adjustments based on changes in the market price for our Common Stock. The Nominating and Governance Committee intends to monitor the policy over the coming years. The Board may at any time revoke or modify the policy. The amount of any further such grants will be subject to the review and approval of the Nominating and Governance Committee based on the committee’s analysis, with the assistance of independent consultants, if desired, of the appropriateness of the nature and amount of any such grants, based upon such factors as a comparison of director compensation at peer companies and a review of prevailing market practices and conditions.

Employee directors may elect to participate in our 1995 Employee Stock Purchase Plan and may be granted options, restricted stock or other equity incentive awards under our Amended and Restated 2000 Equity Incentive Plan.

The Nominating and Governance Committee and the full Board will continue to monitor and assess Board compensation in general and the matter of meeting fees in particular in light of business and market conditions and such other factors as they deem appropriate.

Deferred Compensation Plan. Members of the Board of Directors are eligible to participate in the Non-Qualified Deferred Compensation Plan described in “Compensation Discussion and Analysis—Non-Qualified Deferred Compensation”.

Indemnification Agreements. We have entered into indemnification agreements with each of our directors and anticipate that we will enter into similar agreements with any future directors. Generally, the indemnification agreements are designed to provide the maximum protection permitted by Delaware law with respect to indemnification of a director.

The indemnification agreements provide that we will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding, specifically including actions by or in our name

(derivative suits) where the individual’s involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will receive indemnification unless he is adjudged not to have acted in good faith and in a manner he reasonably believed to be in the best interests of Brooks.

EXECUTIVE OFFICERS

Biographical Information

The names of our executive officers and certain biographical information furnished by them as of December 1, 2011 are set forth below. Each executive officer serves until his resignation or termination.

Name	Age	Position with the Company

Stephen S. Schwartz	52	President and Chief Executive Officer
Martin S. Headley	55	Executive Vice President and Chief Financial Officer
Timothy S. Mathews	48	Vice President, Corporate Controller and Principal Accounting Officer
Clinton M. Haris	39	Senior Vice President of Brooks Life Science Systems
Thomas R. Leitzke	62	Senior Vice President of Supply Chain and Manufacturing Operations
John Lillig	62	Senior Vice President and Managing Director, Brooks Life Science Systems
Steven A. Michaud	49	Senior Vice President, Brooks Product Solutions
Sally White	46	Senior Vice President, Global Services
Jason W. Joseph	41	Vice President, General Counsel and Secretary

Dr. Stephen S. Schwartz joined Brooks in April 2010 as President. As of October 1, 2010, Dr. Schwartz also became Brooks’ chief executive officer, and continues to serve as such. Dr. Schwartz was elected to the Brooks Board of Directors in August 2010. Dr. Schwartz had previously served, from August 2002 until April 20, 2009, as Chief Executive Officer of Asyst Technologies, Inc., a manufacturer of integrated hardware and software automation systems primarily directed at the semiconductor manufacturing industry. He joined Asyst in January 2001 as Senior Vice President, Product Groups and Operations and was elected Chairman of Asyst in January 2003. Asyst filed for bankruptcy protection under Chapter 11 of the United States bankruptcy act on April 24, 2009, and Asyst’s assets have since been liquidated. Prior to joining Asyst, Dr. Schwartz had served since 1987 in various capacities with Applied Materials, Inc., including acting as general manager for Applied Material’s service business and president of Consilium, Inc., an Applied Materials software subsidiary.

Mr. Martin S. Headley has been Executive Vice President and Chief Financial Officer since January 2008. From August 2004 to March 2007, he served as the Executive Vice President and Chief Financial Officer for Teleflex Inc., a global diversified industrial company specializing in the design, manufacture and distribution of specialty-engineered products. From July 1996 until August 2004 he was Vice-President and Chief Financial Officer of Roper Industries, Inc., a diversified company that designs, manufactures and distributes analytical instrumentation, digital imaging, fluid handling and specialty industrial controls for global niche markets.

Mr. Timothy S. Mathews was appointed Vice President, Corporate Controller and Principal Accounting Officer, in May 2008. Prior to joining Brooks, Mr. Mathews was the Vice President of Finance for Equallogic, Inc., a manufacturer of storage area networking equipment that was acquired by Dell Computer in early 2008. From 2004 until 2007, he was Corporate Controller of Accellent, Inc., a manufacturer of medical device components, serving as Principal Accounting Officer of that firm during the final three months of his tenure there. During 2003 and 2004 Mr. Mathews served as Director of Corporate Accounting and Financial Reporting for Enterasys Networks, Inc. a global manufacturer of network equipment.

Mr. Clinton M. Haris was appointed Senior Vice President of Brooks Life Science Systems in July 2011. Since joining Brooks in 2000, Mr. Haris has served in a variety of executive roles across Brooks’ product and services groups. Prior to Brooks he worked for Motorola, Inc., where he worked in a technical capacity helping to develop 300mm semiconductor manufacturing technology.

Mr. Thomas R. Leitzke was appointed Senior Vice President of Supply Chain and Manufacturing Operations in July 2010. Prior to joining Brooks, Mr. Leitzke was previously a senior operations executive for Siemens Information Systems, Applied Materials, Inc., Asyst Technologies and Silicon Graphics, Inc.

Mr. John Lillig was appointed Senior Vice President and Managing Director of Brooks Life Science Systems in July 2011 after the Company acquired Nexus Biosystems, Inc. Prior to joining Brooks, Mr. Lillig served as President, CEO and Chairman of Nexus Biosystems since its founding in October, 2005 and has over 30 years experience in the management of life science and clinical diagnostics operations.

Mr. Steven A. Michaud was appointed Senior Vice President, Brooks Product Solutions in January 2011. Prior to that Mr. Michaud served as Senior Vice President of the Critical Solutions Group since November 2008 and has been an executive officer of the Company since February 2008. Mr. Michaud joined Brooks when the Company completed its acquisition of Helix Technology in late 2005. Prior to 2005, Mr. Michaud served in positions of increasing responsibility in engineering, manufacturing, and supply chain management during his seventeen year career at Helix.

Ms. Sally White joined Brooks as Senior Vice President, Global Services in November 2010. Prior to joining Brooks, Ms. White held a number of business development and leadership roles at Smiths Group PLC over a period of 18 years, including Vice President Global Service Operations.

Mr. Jason W. Joseph joined Brooks in March 2011 as Vice President, General Counsel and Secretary. Prior to joining Brooks, Mr. Joseph served as Vice President, General Counsel and Secretary of Unica Corporation, a publicly traded marketing automation software company, from June 2007 through November 2010, and as General Counsel and Secretary of MapInfo Corporation, a publicly traded location intelligence software company, from December 2003 through April 2007. Mr. Joseph also previously practiced law at Wilmer, Cutler, Pickering, Hale and Dorr LLP (formerly Hale and Dorr LLP) from 2000 through 2003.

Compensation Discussion and Analysis

Summary

For the second consecutive year, Brooks achieved strong revenue and earnings growth, increasing its current market share while expanding into new adjacent markets such as LED, MEMS, and back end semiconductor applications. This has established the foundation for the Company’s diversification strategy, which was accelerated with the initial acquisition of life science systems businesses.

Over the past two fiscal years, Brooks’ revenue has increased 215%. Additionally, cash flow from operating activities has improved significantly to $87.6M in FY11. In comparison, FY09 had a cash flow loss from operations of ($56.5M). This has also been a period of product transformation as Brooks has broadened from a leading semiconductor sub-systems supplier to a diversified technology growth company as a result of the divestiture of our contract manufacturing business, the acquisition of businesses in automated sample management to further our Life Science Systems strategy and the investment and development in markets adjacent to semiconductor wafer front end.

The following provides information on the business basis for our compensation programs and policies as well as the specific outcomes and achievements that resulted in the delivery of compensation to our leadership team, including the named executives listed below whose specific compensation information, earned or paid in fiscal year 2011, will be outlined in a series of tables:

• Stephen S. Schwartz	President and Chief Executive Officer

• Martin S. Headley	Executive Vice President Chief Financial Officer

• Steven A. Michaud	Senior Vice President, Brooks Product Solutions

• Clinton M. Haris	Senior Vice President, Brooks Life Science Systems

• Thomas R. Leitzke	Senior Vice President, Supply Chain and Manufacturing Operations

Compensation Framework

We employ a compensation strategy that seeks to deliver competitive, performance focused, and cost effective total compensation that enables us to attract, motivate and retain a high performing leadership team critical to our long term success. The compensation design and mix reflects our operating environments, the cyclical nature of our core industry, and our commitment to rewarding behaviors and results that contribute to our long term success.

Our executive compensation program provides competitive compensation in line with the practices of leading semiconductor capital equipment, life science and high technology companies with whom we compete for business and people. Our total rewards strategy is intended to provide:

•	An appropriate balance between fixed and variable pay

•	Performance-based awards tied to company, business group and individual results that may be greater than competitive total compensation levels when warranted by performance results that have a high target objective

•	Recognition that in a highly cyclical industry, the ability to perform throughout the cycles is critical to our long term success

We have not defined specific percentages of fixed, variable, and long term compensation for our executives. Given the cyclical nature of the diversified industries in which we participate, we designed our executive pay program to provide base compensation competitive with our peer group along with the opportunity to earn variable pay when financial performance justifies. Although we do not determine specific allocations to the various elements of total compensation, independent consultant reviews have indicated actual practice is weighted similarly to the broader external market. The most recent measurement of actual practice contained in a report from our compensation consultant, Pearl Meyer & Partners, and comparing both our peer group and the broader external market showed the following mix of compensation:

	Chief Executive Officer		Other Executives
	Brooks	Market	Brooks	Market

Base Salary	21%	23%	37%	37%
Annual Target Incentive	21%	23%	23%	20%
Long Term Equity Incentive	58%	54%	40%	43%

	100%	100%	100%	100%

The following charts present the mix of compensation for the Chief Executive Officer and the other executives (including the named executive officers) at Brooks as compared to the median of the Market Composite, using current base salary, target bonus award opportunities, and the economic value of the most recent long term incentive award(s).

As compared to the market, Brooks’ Chief Executive Officer and other Executives’ compensation mix is similarly weighted between fixed (base salary) and variable (annual and longer term) compensation.

Process for Executive Compensation Determination

The Human Resources and Compensation Committee, which we will refer to in this Compensation Discussion and Analysis as the HRC Committee, is responsible for developing and administering the compensation program for executives. All HRC Committee pay recommendations are submitted to the non-employee directors of the Board for final vote and approval. The HRC Committee is composed of at least three members, all of whom are independent directors. For fiscal 2011, the HRC Committee was composed of Mr. Kirk Pond (chair); Mr. A. Clinton Allen; and Dr. C.S. Park.

The Chief Executive Officer, with the assistance of our Human Resources department, makes annual recommendations to the HRC Committee regarding the salaries, incentive payments and equity grants for key employees, including all executive officers with the exception of the Chief Executive Officer whose compensation is determined by the HRC Committee. The HRC Committee also holds executive sessions that are generally not attended by members of management. The HRC Committee makes recommendations to the non-employee directors on specific elements of the Chief Executive Officer’s compensation, as well as other significant aspects of the Company’s executive pay programs, for their final approval.

The recommendations include the following:

•	Salary adjustment recommendations are made after a compilation and review of executive compensation survey and peer company data and, more significantly, an evaluation of individual performance over the prior performance period.

•	Annual performance-based variable compensation payments are primarily determined by our actual financial performance against specified metrics as well as the achievement of strategic individual objectives.

•	Equity grants, which can be made in the form of stock options, restricted shares or performance shares, are reviewed by the Board and are intended to provide long-term compensation that seeks to retain our executives and reward them for bringing value to stockholders.

The HRC Committee retains the services of independent compensation consultants to assist us in analyzing and comparing our compensation programs to those offered by other similar companies. During fiscal 2011, the HRC Committee continued its relationship with Pearl Meyer & Partners. The consultant provides no other services other than executive compensation and all services and fees are approved by the Committee chair. During fiscal 2011, Pearl Meyer & Partners provided advice and support in the following ways:

•	the appropriateness of our peer group of firms for executive compensation comparison purposes;

•	a competitive assessment of Brooks as compared to the market based on the compensation components of base salary, target and actual annual incentives, long term incentives, and total direct compensation; and

•	periodic attendance at the scheduled meetings to assist with ongoing support.

Human Resources personnel complement the information provided by Pearl Meyer & Partners department and uses compensation survey data purchased from Radford Executive Survey to gauge the market competitiveness of our senior executive pay.

Before each meeting, the HRC Committee is provided appropriate materials and information necessary to make informed decisions on the Company’s executive compensation practices. This material is supplemented by reports prepared by Pearl Meyers & Partners. The HRC Committee uses its judgment supported by facts and documentation in making compensation recommendations that support our philosophy and objectives.

Risk Assessment Process

The HRC Committee has annually assessed the risk profile of its compensation program to monitor whether any element of pay or policy encouraged the assumption of inappropriate or unacceptable risk to the Company. The HRC Committee is provided with a series of analytical questions which focus upon several key areas of our program including: external market reference; pay mix; range and sensitivity of performance based variable plans; selection of performance metrics; goal setting process; and our checks and balances on the payment of compensation. This provides a process to ensure that an appropriate balance between prudent business risk and resulting compensation is being maintained.

The HRC Committee believes our policies and procedures achieve this balance. As a result of our review process, we have enhanced our goal setting process for both the executive annual and long-term performance plans to better ensure an appropriate balance between annual goals and long term financial success and growth. Clawback provisions compliant with the Sarbanes-Oxley legislation of 2002 for annual and long-term incentive compensation have been in place for the Chief Executive and Chief Financial Officers in the event of an accounting restatement due to material noncompliance of the Company as a result of the misconduct or gross negligence with any financial reporting requirements. In addition, stock ownership guidelines for senior leadership to further align the executive’s interests with that of our shareholders over the long term are established and monitored.

The variable compensation plan established for the sales account managers assigned to our customers sets goals and objectives for annual achievement that emphasize customer relationship development over the long term. This approach is deemed most appropriate for ensuring the Company’s growth and prosperity.

The HRC Committee believes the policies and rewards structure in place appropriately balance the creation of long-term value with shorter term positive results.

Elements of Our Executive Compensation Program

The primary elements of compensation for executives are base salary, an annual performance-based variable compensation arrangement and periodic equity grants (generally in the form of restricted shares). The welfare benefits program enjoyed by Brooks’ executives is the same as that offered to all other domestic regular employees. Three of the named executive officers, Dr. Schwartz, Mr. Headley and Mr. Michaud, have employment agreements that outline the terms and provisions of their employment status. Each agreement covers title, duties and responsibilities, stipulates compensation terms, and provides for post-termination compensation in certain circumstances.

Peer Group

As part of its relationship with Pearl Meyer & Partners consultants, Brooks’ peer group is reviewed annually to ensure it is appropriate to utilize for external compensation comparisons. Criteria used to select these companies include industry comparability, revenue size and market capitalization, and product/service comparability.

Applying this criteria to the peer group for fiscal year 2011 resulted in a recommendation by Pearl Meyer & Partners to remove two companies based on market capitalization and revenue that were part of the fiscal year 2010 peer group (Lam Research, Mattson Technology) while adding three new companies (FormFactor, LTX-Credence, Teradyne).

The peer group for fiscal 2011 included:

Advanced Energy Industries, Inc.

Cymer, Inc.

Entegris, Inc.

FEI Company

FormFactor, Inc.

LTX-Credence Corporation

MKS Instruments, Inc.

Novellus Systems, Inc.

Photronics, Inc

Teradyne, Inc.

Ultra Clean Holdings, Inc.

Varian Semiconductor Equipment Associates, Inc.

Veeco Instruments, Inc.

With the addition of our Life Science Systems division, the peer group approved for the 2012 fiscal year has expanded. All of the companies listed above (other than Varian Semiconductor Equipment Associates, Inc., which was acquired by Applied Materials, Inc.) will be retained and supplemented with 2 additional firms that have life sciences business interests and meet the same criteria relating to comparability. These firms are Bruker Corporation and ATMI, Incorporated.

Base Salary

We set base salary for our senior executives initially in offer letters and/or employment agreements and review the salaries annually with any changes generally taking effect as of January 1. Any recommendations for salary changes (other than the Chief Executive Officer) are made by the Chief Executive Officer and presented to the HRC Committee and full Board for approval.

In July, 2010 the HRC Committee commissioned Pearl Meyer & Partners to conduct an executive total compensation competitive assessment in preparation for fiscal year 2011 executive compensation planning. Pearl Meyer & Partners assessed both broader size survey data from relevant sources as well as the Company’s peer group in determining base salary and total pay competitiveness. Their findings were presented at the August, 2010 HRC Committee meeting.

Using the compensation data from the Pearl Meyer market survey and taking into consideration the contributions and results achieved by the Company’s executive management team, Dr. Schwartz made salary increase recommendations to the Board and HRC Committee at the November, 2010 meeting. Dr. Schwartz noted the following:

•	The most recent increases to executive salaries were made in January, 2008. During the three year period (2008-2010) continuing executives reduced their salaries by approximately 10% during most of 2009.

•	The executive team had just completed a very profitable and successful 2010 fiscal year. Dr. Schwartz noted Brooks’ strong finish to the fiscal year with excellent top line growth and record quarterly operating performance. Revenues for the year ended September 30, 2010 were $593.0 million, a 171% increase from $218.7 million for the prior fiscal year. Net income attributable to Brooks for fiscal year 2010 was $59.0 million, as compared to the prior fiscal year’s net loss of $(277.9) million.

•	Net income from operations was $47.0 million for fiscal year 2010 as compared to a loss of $(228.0) million in 2009.

Of the ten executives considered, seven received salary increases. The overall average was 6.1%. In support of the adjustments, it was noted that Mr. Michaud assumed responsibility for product management and engineering for all of Brooks’ robot, systems and vacuum pump business representing approximately 60% of the Company’s total revenue. Mr. Leitzke took responsibility for Brooks worldwide manufacturing, quality and supply chain operations. Mr. Haris was promoted to Senior Vice President and given the responsibility to lead Brooks entry into Life Science Systems. Mr. Headley was deemed to be appropriately compensated in reviewing the competitive market data.

In a range from 0% to 20%, named executive officers received the following salary increases, effective January 1, 2011.

Name	Former Base Salary	Adjustment	Percent	Current Base Salary

Martin S. Headley	$425,000	$0	0%	$425,000
Steven A. Michaud	$300,000	$15,000	5%	$315,000
Thomas R. Leitzke	$250,000	$30,000	12%	$280,000
Clinton M. Haris	$225,000	$45,000	20%	$270,000

The HRC Committee believes that the salary adjustments properly aligned the incumbents with competitive norms commensurate with their level of accountability and ability to impact results.

Annual Incentive-Performance Based Variable Compensation

We provide performance-based variable compensation (PBVC) to named executive officers and additional key management personnel. The framework provides for the setting of aggressive but achievable goals designed to provide awards commensurate with the value achieved for the Company. Named executive officers are responsible for achieving goals among corporate/business unit financial metrics and strategic objectives for each participant. We integrate functional and individual goals and objectives in the award to address measurable performance factors critical to our success within the control and accountability of an individual executive. Examples of corporate objectives include performance against goals for the following measures:

•	EBIDTA/Revenue

•	Return on Invested Capital

•	Gross Margin

•	Customer satisfaction as evidenced by out-of-box quality, on-time delivery, closure of customer issues that have been escalated to more senior levels of management.

•	New product revenue growth

Each fiscal year, the HRC Committee and Board establish PBVC opportunities for the Chief Executive Officer and reviews and approves those submitted by the Chief Executive Officer for the named executive officers against the financial targets, goals and objectives established to measure performance. We use corporate financial performance measures and tailored individual objectives for named executive officers and senior executives to focus performance on results that parallel with shareholder value. This reinforces the philosophy that variable compensation award opportunities motivate our senior executives to meet performance levels that are linked to creating shareholder value.

Dr. Schwartz is eligible for awards ranging from 0% to 200% and Mr. Headley for 0% to 150% of their targets, with their targets being established at 100% of base salary. Under the framework of performance based variable compensation, other named executive officers are eligible for awards ranging from 0% to 60% of base salary. The HRC Committee may also take into account such other factors as it deems relevant. In addition, the Board of Directors and HRC Committee has discretion to make adjustments they believe necessary to ensure the motivational impact of the awards. In reviewing the incentive award opportunities, the Pearl Meyer & Partners competitive assessment study indicated the Target Total Cash compensation levels for the named executives averaged to the 50th percentile.

For fiscal year 2011, the HRC Committee established a threshold level of performance metrics required before consideration of any variable compensation awards. In addition, corporate financial objectives were approved as follows:

•	Aggressive management of the investment in operating assets by measuring the return on invested capital (ROIC).

•	The growth and value created through achieving aggressive levels of net income before interest, taxes, depreciation and amortization (adjusted EBIDTA) as percent of revenue.

The adjusted EBITDA and the ROIC targets were established based on the approved annual operating plan for 2011.

Brooks is not disclosing the specific financial goals because they represent confidential commercially sensitive information that Brooks does not disclose publicly.

The corporate financial metrics were weighted at 70% of the target award for the Chief Executive Officer, Chief Financial Officer, and named executive officers. The balance of the target awards (30%) were tied to the achievement of strategic individual objectives. The strategic individual objectives were determined by the Chief Executive Officer for the named executive officers and reviewed and approved by the HRC Committee and the entire Board.

At each meeting throughout the 2011 fiscal year, the HRC Committee monitored the progress of the executive management in meeting the corporate financial metrics and the strategic individual objectives. While the corporate financial metrics of EBIDTA and ROIC were at or above target throughout the fiscal year, significant progress was also achieved against the strategic initiatives implemented during the year. These included:

•	Growing revenue to $688 .1 million; an increase of 16% from fiscal 2010

•	Increasing Adjusted EBITDA 48% to $111.2 million

•	Achieving record cash flow from operating activities of $87.6 million

•	Generating 79 design-in-wins with OEM Customers, helping to realize increased market gains

•	Divesting of our low margin, non-core contract manufacturing business

•	Diversifying our business with the acquisition of Life Science Systems companies Nexus and RTS

A final accounting resulted in the EBIDTA results exceeding target while the ROIC metric reached 82% of full target which was a 40% improvement in ROIC over fiscal 2010 and within a corridor that provided for the payment of a pro-rata award. Additionally, revenue increased by 16% from fiscal year 2010 excluding the revenue from the divested Extended Factory business sold on June 28, 2011. Gross margins increased to 37.7% for the Company’s core semiconductor business. Following an assessment by the HRC Committee as well as the full Board of both the Chief Executive Officer’s and named executives performance, the following PBVC awards were made:

		Target	Target	Actual	Actual
Name	Base Salary	PBVC	Award	Award	Percentage of Target

Stephen S. Schwartz	$575,000	100%	$575,000	$525,000	91%
Martin S. Headley	$425,000	100%	$425,000	$407,596	96%
Steven A. Michaud	$315,000	60%	$186,577	$168,759	90%
Thomas R. Leitzke	$280,000	60%	$163,154	$149,612	92%
Clinton M. Haris	$270,000	60%	$154,731	$156,162	101%

For fiscal year 2012, PBVC plan metrics will be based on corporate financial performance as measured against specific targets for revenue and operating profit.

As was designed in 2011, a minimum level of achievement in each of these performance measures will be required before any 2012 awards are considered. Individual objectives have also been established for each senior executive (including the Chief Executive Officer) that will be based on the achievement of critical milestones focused on the strategic plan. The financial metrics for all executive officers will be weighted at 80% of the target award and strategic individual objectives at 20% of the target award.

Stock Ownership Guidelines

Stock ownership guidelines require that within five years senior executives including Messrs. Schwartz, Headley, Michaud, and Haris and other executives acquire and maintain beneficial ownership of Brooks shares at different multiples of salary depending upon position. For the Chief Executive Officer and Chief Financial Officer’s positions, the requirement is three times base salary; for the remaining positions covered by the policy the requirement is two times base salary. The guidelines became effective in fiscal year 2010. By the end of the fiscal year 2011, each executive had made substantial progress in acquiring and holding shares.

Equity Compensation

We grant equity interests periodically through our Amended and Restated 2000 Equity Incentive Plan in the form of time-based restricted shares or units or performance-based restricted shares or units. The Board and HRC Committee believe that long term equity incentive vehicles can serve as effective motivational tools by aligning our executives’ economic interests with those of our stockholders. Our performance and time-based restricted grants have vesting provisions to promote long-term tenure and encourage a more strategic focus on behalf of the management.

In addition to Dr. Schwartz, whose grants are discussed in the Chief Executive Officer compensation section of this report, we make share grants to senior executives under our equity compensation policy, which we refer to as the “Long Term Incentive Plan (LTIP)”. These grants followed grants made in fiscal 2010 for the three-year performance period covering fiscal years 2010 — 2012. The LTIP is part of the Company’s executive compensation framework and is designed to work in unison with its other elements. It provides for the setting of aggressive but achievable longer term performance goals designed to reflect the value of results achieved by the Company and its stockholders. Performance metrics are established that correlate with Company growth, strategy and successful execution and performance. In setting the performance levels for each of these metrics in the LTIP, we start with the three year strategic plan. The three-year strategy represents management’s long-term view of the potential performance of the Company based on current market conditions, an assessment of the Company’s ability to meet its business challenges and the risks and opportunities inherent in the execution of the strategy. From this analysis a three-year set of financial targets is established. This set of targets is reviewed by the HRC Committee and Board and is used for setting the three-year LTIP target performance metrics. The LTIP targets are established near the beginning of each three-year cycle when the performance results are substantially uncertain.

The HRC Committee recommends equity awards at its scheduled meetings. Grants approved by the Board during scheduled meetings become effective as of the date of approval or a predetermined future date. For example, new hire grants are effective as of the later of the date of approval or the newly hired employee’s start date.

The number of restricted shares or options the HRC Committee recommends for each key executive and the vesting schedule for each grant is determined based on a variety of factors, including market data, such as that provided by Pearl Meyer & Partners, the ability of the key executive’s position to impact long-term stockholder value, the executive’s performance, and the current equity options or grants held by the executive. For executive officers, this translates into an annual projected equity value to base salary ratio generally ranging from 0.5 to 3.0. A combination of performance and time-based restricted shares has been utilized. Performance-based restricted shares are intended to focus and align management leadership to increasing share value and profitable Company growth while time-based restricted shares help promote retention of key leadership talent while providing value perception to the recipients.

A Pearl Meyer & Partners competitive assessment study conducted in July, 2010, indicated that the value of the annual ongoing equity compensation program was positioned at the 40th percentile (based on Pearl Meyer’s market-based competitive assessment). When the special retention awards made in May 2010 to Mr. Headley, Mr. Michaud and Mr. Haris are considered, the market position improves to the 45th percentile.

Fiscal Year 2010 Grant

For the fiscal year 2010 grant, the HRC Committee followed the design of the LTIP and provided grants that were 50% performance-based and 50% time-based. The HRC Committee sought to incorporate balance sheet and profit and loss metrics. EBITDA/Net Tangible Assets was selected to measure Company growth through either building on the current technology and product portfolio and/or through acquisition. Revenue Growth measured against our peer group was also selected to provide a relative metric relating to growth. Each of these measures will be averaged over the three-year period covering fiscal years 2010-2012. An additional restriction was imposed on the Revenue Growth measure to provide an incentive for new products, new markets and products acquired through merger and acquisition activity to constitute a defined percentage of the total Revenue at the end of the three-year period in 2012. Each of the objectives is measured independently. If one objective meets target or is above threshold, the appropriate shares are awarded. If another objective is below threshold, no award is made for that objective. At the end of the second year (FY2011) of the three year Plan, the HRC Committee reviewed progress against the targets. After two years, management was tracking at 100% achievement on the Revenue growth metric and 100% achievement on the EBITDA metric. Awards under the 2010-2012 LTIP were as follows:

	Time Based	Performance Based		Grant
Name of Executive	Shares(1)	Shares	Total Shares	Value of Shares

Martin Headley	32,000	32,000	64,000	$545,280
Steven Michaud	13,500	13,500	27,000	$230,040
Thomas Leitzke	-	-	-	-
Clinton Haris	10,500	10,500	21,000	$178,920

(1)	Vesting in one-third increments from the grant anniversary date.

Fiscal Year 2011 Grant

In the fiscal year 2011 grant, the HRC Committee approved a three year performance period from fiscal years 2011-2013. Performance metrics were chosen to measure the executive’s ability to:

•	generate cumulative cash flow from operations over the three year period; weighting 40%

•	achieve an aggressive return on invested capital by the end of fiscal year 2013: weighting 40%

•	grow revenue within the top 25% of companies relative to the 2011 peer group; weighting 20%

At the end of the first year of the three-year performance cycle, the Company was on track to achieve the cash flow from operations full target metric and was below 100% achievement in the ROIC and relative revenue growth metrics. Awards under the 2011-1013 LTIP were as follows:

	Time Based	Performance Based		Grant
Name of Executive	Shares(1)	Shares	Total Shares	Value of Shares

Martin Headley	30,000	30,000	60,000	$743,400
Steven Michaud	13,000	13,000	26,000	$322,140
Thomas Leitzke	12,500	12,500	25,000	$309,750
Clinton Haris	11,000	11,000	22,000	$272,580

(1)	Vesting in one-third increments from the grant anniversary date

Chief Executive Officer Compensation

Dr. Schwartz was hired as President of the Company on April 5, 2010. Utilizing executive compensation survey data, an offer was compiled and accepted by Dr. Schwartz incorporating the following elements:

• Base Salary	$500,000
• PBVC Annual Target	100%
• Time Based Special Equity Award	100,000 restricted shares; three-year pro rata vesting provisions

• LTIP Equity Award	100,000 restricted shares covering the 2010-2012 LTIP performance period with 50% of the shares tied to performance metrics and 50% time-based over 3 years

• Relocation Benefits	As needed to a maximum of $200,000

Subsequent to Dr. Schwartz’s appointment as President/Chief Executive Officer on October 1, 2010, the HRC Committee utilized market data supplied by Pearl Meyer & Partners in providing terms for an offer for the CEO position.

On December 2, 2010, Brooks and Dr. Schwartz entered into a revised employment agreement as of October 1, 2010, modifying an earlier agreement entered into effective April 5, 2010 (the “Agreement”). Dr. Schwartz has been employed since April 5, 2010 as the Company’s President, and effective October 1, 2010 he also assumed the position of Chief Executive Officer, and the Agreement was made effective as of October 1, 2010. The Agreement provides that Dr. Schwartz will receive a base salary of $575,000 and is eligible to participate in the Company’s PBVC program. Dr. Schwartz’s achievement of his target performance goals would result in a payment of 100% of his base salary, with potential payouts ranging from 0% to 200% of his base salary based upon actual performance. If the Company is required to prepare an accounting restatement due to its material noncompliance, as the result of misconduct or gross negligence of Dr. Schwartz, with any financial reporting requirement under federal securities laws, Dr. Schwartz will be required to forfeit or repay to the Company any cash incentive compensation paid during the year prior to the deficient filing, any gain from the sale of the Company’s securities during that period and all equity awards he holds.

Dr. Schwartz also received a grant on December 2, 2010 of 150,000 shares of restricted common stock that will vest in one-third installments on each of the first three anniversaries of the grant. He will thereafter be eligible to receive additional equity compensation awards under the terms of the Company’s LTIP. Under the most recent implementation of the LTIP, 50% of shares issued subject to the Plan are subject to time-based vesting of 33 1/3% per year for three years, and 50% are subject to performance-based vesting, with vesting subject to the achievement of longer-term (3 year) metrics. Future implementations of LTIP could establish different vesting schedules, as determined by the Board of Directors.

Dr. Schwartz is eligible to participate in all employee welfare and benefit plans normally offered to other senior executives of the Company.

If Dr. Schwartz’s employment is terminated due to his death or long-term disability, Brooks will pay to Dr. Schwartz (or his estate) the unpaid portion of his then current base salary earned though the termination of employment and a pro-rata portion of any unpaid performance-based variable compensation for the fiscal year that includes the date of termination of employment and any earned but unpaid performance-based variable compensation for the completed fiscal year immediately preceding the date of termination of employment.

If Dr. Schwartz’s employment is terminated by Brooks without cause or if Dr. Schwartz resigns for good reason, then Brooks shall pay him the unpaid portion of his then current base salary earned through the termination date, any earned but unpaid PBVC for the completed fiscal year immediately preceding termination of his employment and a pro-rata portion of his annual management bonus for the completed portion of the current annual pay period. Provided Dr. Schwartz is in compliance with and has complied with the Agreement and the Non-solicitation and Proprietary Information Agreement described below, Brooks shall pay him as severance one year’s current base salary in biweekly payments for one year. If, during that year, Dr. Schwartz has not found a full time comparable executive position with another employer, the Company will extend the bi-weekly payment on a month-to-month basis until the earlier to occur of (i) one additional year elapses or (ii) the date Dr. Schwartz secures full-time employment. Any such payments by the Company will be offset by income earned from employment or consulting arrangements with any other person or business entity. During the severance period, Dr. Schwartz will also be eligible to continue his participation in the Company’s medical, dental and vision plans, and Brooks will continue to pay the employer portion of the costs of such plans.

No provision is made in Dr. Schwartz’s employment agreement for any payment predicated upon a change of control of the Company unless an acquiring entity refuses to assume the obligations of his employment agreement and he invokes a “good reason” termination as a result.

In connection with the Agreement, Brooks and Dr. Schwartz also entered into an Indemnification Agreement. The Indemnification Agreement, the terms of which are identical to those entered into between the Company and each of its other executive officers, provides that Brooks will pay amounts incurred by Dr. Schwartz in connection with any civil or criminal action or proceeding, specifically including actions by or in Brooks name where Dr. Schwartz’s involvement is by reason of the fact that he is or was an officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the Indemnification Agreement, Dr. Schwartz will receive indemnification unless he is adjudged not to have acted in good faith and in a manner he reasonably believed to be in the best interests of Brooks.

In addition to Dr. Schwartz’s base salary, he was awarded a PBVC payment of $525,000 for fiscal year 2011 following an evaluation of the Company’s performance to the Plan metrics as discussed in the Annual Incentive section of the report.

In determining the award, the Committee also took note of the following:

•	Leadership in the divestiture of the Extended Factory

•	Acquisition of RTS and Nexus Biosystems as the foundation for the Company’s strategic plan of non-organic growth

•	Increases in gross margins and market shares

•	Record cash flow from Operating activities

•	Total Shareholders Return of 21%, ranking the Company fourth of fourteen companies in the peer group

Non-Qualified Deferred Compensation

We sponsor a Voluntary Deferred Compensation Plan, which we refer to as the “DCP”, for certain executive officers, including the Named Executive Officers. The DCP was established in 2005 to permit eligible executives to defer a portion of their compensation on a pre-tax basis and receive tax deferred returns on the deferrals. The only contributions to this plan are those made by the executives who chose to participate in it. We currently make no contributions to this plan and our sole role is to administer the plan as described below. The plan is deemed unfunded for tax and ERISA purposes. Executives may elect to defer base salary (up to 90%), variable compensation, and commissions on a pre-tax basis. Amounts credited to the plan may be allocated by the executive among 15 hypothetical investment alternatives. The amounts deferred are not actually invested; the investment options exist to enable us to calculate what a participant is owed at the time the deferred amounts are distributed. We purchase insurance to secure a portion of the investment risk liability associated with this plan.

During 2011, none of the named executive officers actively participated in the DCP. Mr. Haris has a balance from prior year deferrals.

Other Benefit Plans and Perquisites

Our welfare benefit programs are designed to provide market competitive plans intended to provide current and future security for our employees and their families and further their commitment to the Company. Executive officers participate in the same welfare insurance and paid time off programs as provided to all U.S.-based employees.

The Brooks Employee 401(k) Savings Plan is available to all U.S. employees and provides the opportunity to defer a percentage of eligible compensation up to Internal Revenue Service (“IRS”) limits. We make a matching contribution equal to 100% of the initial 3% of deferred pay and 50% for the next 3% of deferred compensation. A diversified group of mutual funds are available for asset allocation on the 401(k) contributions.

Following our acquisition of Helix in October 2005, we assumed the management of Helix’s defined benefit pension arrangements made available to eligible Helix employees. The Helix Employees Pension Plan is a noncontributory tax qualified retirement plan and the Helix Supplemental Benefit Plan is a nonqualified plan intended to provide for the payment of retirement benefits whose Pension Plan benefits would exceed amounts permitted under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Both Plans were frozen effective October 31, 2006. Retirement benefits are provided under a defined benefit formula intended to replace approximately 40% of average base salary at age 65 after a full (25 years) career of service. Benefits are pro-rated for eligible executives who retire earlier than age 65 or with fewer than 25 years of service. As a former Helix employee, Mr. Michaud has a vested benefit with 18.2 years of service in the qualified Plan. He cannot be credited with any additional years under the terms of the frozen plan arrangement.

We also provide medical and dental insurance with employee contributions, life, accidental death, business travel accident and income disability plans, paid time off for leisure, personal business or illness needs, health and dependent care flexible spending accounts and educational assistance programs to all employees, including executives.

Employee Stock Purchase Plan

Our 1995 Employee Stock Purchase Plan provides our employees with additional incentives by permitting them to acquire our common stock at a 15% discount to the lesser of the market price at the beginning or end of each six-month offering period. The Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

Employment Agreements

We have employment agreements for certain executives, including Dr. Schwartz, Mr. Headley and Mr. Michaud. The employment agreement in effect for Dr. Schwartz is described in the “Chief Executive Officer Compensation” section. Each such employment agreement for Mr. Headley and Mr. Michaud provides for, among other things, a specified annual base salary and the opportunity for a variable compensation award based on performance. Each agreement also provides that the executive will be entitled to severance including one year’s base salary and continued participation in benefit plans if the executive’s employment is terminated by us without “cause” or if the employee resigns for “good reason”. “Cause” is defined to include willful failure or refusal to perform the duties pertaining to the employee’s job, engagement in conduct that is fraudulent, dishonest, unlawful or otherwise in violation of our standards of conduct or a material breach of employment agreement or related agreements. “Good reason” is defined to include diminution of the responsibility or position of the employee, our breach of the agreement or relocation of the employee. Payment of base salary and continued participation in benefit plans may be extended for up to one additional year, if the employee is engaged in an ongoing search for replacement employment.

Indemnification Agreements

We have entered into indemnification agreements with each of our executive officers and certain key employees. The indemnification agreements provide that we will pay amounts incurred by an officer in connection with any civil or criminal action or proceeding, specifically including actions by or in our name where the individual’s involvement is by reason of the fact that he is or was an officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, an officer will receive indemnification unless he or she is adjudged not to have acted in good faith and in a manner he or she reasonably believed to be in the best interests of Brooks.

No provision is made in any executive employment agreement for any payment predicated upon a change of control of the Company unless the acquiring entity refuses to perform the obligations of such agreements and the executive invokes a “good reason” termination as a result.

Tax Considerations

Section 162(m) provides an exception to the deductibility limit for performance based compensation if certain procedural requirements, including shareholder approval of the material terms of the performance goals, are satisfied. The HRC Committee takes Section 162(m) of the Internal Revenue Code and the related regulations issued by the IRS into account. However, the HRC Committee intends to continue basing its executive compensation decisions primarily upon performance achieved, both corporate and individual, while retaining the right to make subjective decisions and to award compensation that may or may not meet all of the IRS requirements for deductibility.

Compensation paid under our performance-based variable compensation framework does not qualify for the exception for performance-based compensation as the framework has not been approved by shareholders. In addition, our executives continue to receive stock awards that provide for time-based vesting, which we believe would be subject to the Section 162(m) deduction limitation.

Section 280G and related sections of the Internal Revenue Code provide that executive officers and directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits that exceed certain limits in connection with a change in control event, and that we could lose a deduction on the amounts subject to the additional tax. We have not provided any executive officer, including Dr. Schwartz, with a commitment to gross-up or reimburse other tax amounts that the executive might pay pursuant to Section 280G of the Internal Revenue Code. In January 2010, the Board of Directors voted that it would not make any further gross-up or tax reimbursement commitments to executives.

Section 409A of the Internal Revenue Code also imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A. To assist in the avoidance of additional tax under Section 409A, we intend to structure equity awards and other deferred compensation payments in a manner to comply with the applicable Section 409A requirements.

Human Resources and Compensation Committee Report

To The Stockholders:

The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

Human Resources and Compensation Committee
as of September 30, 2011:

Kirk P. Pond, Chairman

A. Clinton Allen

C. S. Park

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain information concerning compensation of each Named Executive Officer during the fiscal years indicated below:

							Change in
							Pension
							Value &
							Nonqualified
						Non-Equity	Deferred
					Stock	Incentive Plan	Compensation		All Other
Name and Principal		Salary		Bonus	Awards	Compensation	Earnings		Compensation		Total
Position	Year	($)		($)	($) (1)	($) (2)	($)		($)		($)
(a)	(b)	(c)		(d)	(e)	(g)	(h)		(i)		(j)
Stephen S. Schwartz	2011	$563,461		$-	$2,738,250	$525,000			$33,522	(3)	$3,860,233
President & Chief Executive Officer	2010	$240,385	(4)	$-	$1,888,000	$250,000			$69,476		$2,447,861
Martin S. Headley	2011	$425,000		$-	$743,400	$407,596			$11,025	(5)	$1,587,021
Executive Vice President & Chief Financial Officer	2010 2009	$413,721 $403,357		$ - $-	$1,017,280 $810,005	$505,325 $-			$11,773 $79,424		$1,948,099 $1,292,786
Steven A. Michaud	2011	$310,961		$-	$322,140	$168,759	$13,753	(6)	$16,282	(7)	$831,895
Senior Vice President, Brooks Products Solutions	2010 2009	$292,039 $276,964		$ - $-	$702,040 $333,200	$180,000 $-	$11,351 $(15,244)		$19,401 $22,123		$1,204,831 $617,043
Thomas R. Leitzke	2011	$271,923		$-	$309,750	$149,612			$69,004	(8)	$800,289
Senior Vice President, Global Operations
Clinton M. Haris	2011	$257,885		$-	$272,580	$156,162	$(3,257	) (9)	$37,148	(10)	$720,518
Senior Vice President, Brooks Life Science Systems	2010	$216,087		$-	$650,920	$135,000	$23,284		$10,014	(5)	$1,035,305

(1) Awards consist of restricted stock and stock awards. In December 2010 and February 2011, the board issued both Time-based and Performance-based, awards to each of the Named Executive Officers. The value of stock awards is based on the fair value as of the grant date calculated in accordance with FASB ASC Topic 718. In November 2009, stock awards with a fair market value of $382,000 for Mr. Headley; and $162,000 for Mr. Michaud were made to such named executive officers as part of their 2009 Performance Based Variable Compensation award.

(2) Amounts consist of cash incentive compensation awards earned for services rendered in the relevant fiscal year.

(3) Represents amounts paid or accrued by the Company on behalf of Dr. Schwartz as follows: $16,858 in matching contributions to Dr. Schwartz’s account under the Company’s qualified 401(k) plan and $16,664 in relocation allowance.

(4) The salary reported for Dr. Schwartz is prorated based on his date of hire on April 5, 2010. His annualized base salary for fiscal year 2010 was $500,000.

(5) Represents matching contributions to each named officer’s account under the Company’s qualified 401(k) plan.

(6) The change in lump sum present value of pension increased $13,753 during fiscal year 2011 under the Helix Employees Pension Plan based on the discount rate in effect for 2011. As of September 30, 2011, the present value of accumulated pension benefit is $228,674, $214,921 as of September 30, 2010, and it was $203,570 as of September 30, 2009.

(7) Represents amounts paid by the Company on behalf of Mr. Michaud as follows: $4,717 annual car allowance and $11,565 in matching contributions to Mr. Michaud’s account under the Company’s qualified 401(k) plan.

(8) Represents amounts paid or accrued by the Company on behalf of Mr. Leitzke as follows: $13,513 in matching contributions to Mr. Leitzke’s account under the Company’s qualified 401(k) plan and $55,491 in relocation allowance.

(9) Represents the aggregate earnings during fiscal year 2011 under the Company’s nonqualified deferred compensation plan.

(10) Represents amounts paid or accrued by the Company on behalf of Mr. Haris as follows: $12,505 in matching contributions to Mr. Haris’ account under the Company’s qualified 401(k) plan and $24,643 in relocation allowance.

Grants of Plan Based Awards Table
Fiscal Year 2011

During the fiscal year ended September 30, 2011 the following plan based awards were granted to the Named Executive Officers:

								All
								Other
								Stock	Grant
								Awards:	Date
								Number	Fair Value
		Estimated Future Payouts Under			Estimated Future Payouts			of Shares	of Stock
		Non-Equity Incentive Plan Awards			Under Equity Incentive Plan Awards			of Stock	and
		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Option
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j) (5)

Stephen S. Schwartz	10/1/2010 (1)		$575,000	$1,300,000
	12/2/2010 (4)							150,000	$1,189,500
	2/3/2011 (2)							62,500	$774,375
	2/3/2011 (3)					62,500	62,500		$774,375

Martin S. Headley	10/1/2010 (1)		$425,000	$637,500
	2/3/2011 (2)							30,000	$371,700
	2/3/2011 (3)					30,000	30,000		$371,700

Steven A. Michaud	10/1/2010 (1)		$189,000	$315,000
	2/3/2011 (2)							13,000	$161,070
	2/3/2011 (3)					13,000	13,000		$161,070

Thomas R. Leitzke	10/1/2010 (1)		$168,000	$168,000
	2/3/2011 (2)							12,500	$154,875
	2/3/2011 (3)					12,500	12,500		$154,875

Clinton M. Haris	10/1/2010 (1)		$162,000	$162,000
	2/3/2011 (2)							11,000	$136,290
	2/3/2011 (3)					11,000	11,000		$136,290

(1) These grants were made pursuant to a performance based variable compensation framework for fiscal year 2011 and reflect the minimum, target and maximum payouts with respect to 2011.

(2) Amount shown is the number of shares of time-based restricted stock awarded on February 3, 2011. The shares will vest at a rate of 1/3 per year on the anniversary date of the grant until fully vested on February 3, 2014.

(3) Amount shown is the number of shares of performance-based restricted stock awarded on February 3, 2011 that may vest, in part or in full, on September 30, 2013 based on achieving certain performance targets.

(4) Amount shown is the number of shares of time-based restricted stock awarded on December 2, 2010 that will vest at a rate of 1/3 per year on the anniversary date of the grant until fully vested on December 2, 2013.

(5) The value of a stock award or option award is based on the fair value as of the grant date calculated in accordance with FASB ASC Topic 718 (previously FAS 123R).

A discussion of the material terms of the Named Executive Officers’ employment arrangements can be found in the Compensation Discussion and Analysis included elsewhere in this proxy statement.

Outstanding Equity Awards at Fiscal Year-End
Fiscal Year 2011

The following table sets forth certain information concerning outstanding equity awards for each Named Executive Officer as of September 30, 2011:

	Option Awards				Stock Awards
								Equity
								Incentive
							Equity	Plan Awards:
							Incentive	Market
						Market	Plan	or Payout
						Value of	Awards:	Value of
						Shares	Number of	Unearned
						or Units	Unearned	Shares,
	Number of	Number of			Number of	of Stock	Shares, Units	Units or
	Securities	Securities			Shares or	That	or Other	Other
	Underlying	Underlying	Option		Units of	Have	Rights That	Rights
	Unexercised	Unexercised	Exercise	Option	Stock That	Not	Have Not	That Have
	Options (#)	Options (#)	Price	Expiration	Have Not	Vested	Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	Vested (#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g) (9)	(h)	(i) (9)
Stephen S. Schwartz					66,670 (1)	$543,361
					50,000 (3)	$407,500	50,000 (3)	$407,500
					150,000 (6)	$1,222,500
					62,500 (2)	$509,375	62,500 (2)	$509,375

Martin S. Headley					21,334 (5)	$173,872	32,000 (5)	$260,800
					50,000 (4)	$407,500
					30,000 (2)	$244,500	30,000 (2)	$244,500

Steven A. Michaud	10,000		$13.03	10/26/2012	9,000 (5)	$73,350	13,500 (5)	$110,025
	5,550		$18.11	02/20/2012	50,000 (4)	$407,500
	9,990		$17.34	04/28/2014	13,000 (2)	$105,950	13,000 (2)	$105,950

Thomas R. Leitzke					10,000 (7)	$81,500
					12,500 (2)	$101,875	12,500 (2)	$101,875

Clinton M. Haris	4,000		$17.22	12/20/2011	1,166 (8)	$9,503
					7,000 (5)	$57,050	10,500 (5)	$85,575
					50,000 (4)	$407,500
					11,000 (2)	$89,650	11,000 (2)	$89,650

(1) The unvested shares consist of restricted stock awards granted on May 5, 2010 that vest 1/3 per year on the anniversary of the date of grant until fully vested on May 5, 2013.

(2) The unvested shares consist of restricted stock awards granted on February 3, 2011 that vest 50% September 30, 2013 based on achieving certain performance targets. The remaining 50% vests 1/3 per year on the anniversary date of grant until fully vested on February 4, 2014.

(3) The unvested shares consist of restricted stock awards granted on May 5, 2010 that vest 50% September 30, 2012 based on achieving certain performance targets. The remaining 50% vests 1/3 per year on the anniversary date of grant until fully vested on May 5, 2013. The total shares granted was 100,000.

(4) The unvested shares consist of restricted stock awards granted on May 5, 2010 that will vest fully on May 5, 2012.

(5) The unvested shares consist of restricted stock awards granted on February 4, 2010 that vest 50% September 30, 2012 based on achieving certain performance targets. The remaining 50% vests 1/3 per year on the anniversary date of grant until fully vested on February 4, 2013. The total shares granted to Messrs. Headley, Michaud, and Haris were 64,000, 27,000, and 21,000 respectively.

(6) The unvested shares consist of restricted stock awards granted on December 2, 2010 that vest 1/3 per year on the anniversary of the date of grant until fully vested on December 2, 2013.

(7) The unvested shares consist of restricted stock awards granted on August 4, 2010 that vest 1/3 per year on the anniversary of the date of grant until fully vested on August 4, 2013.

(8) The unvested shares consist of restricted stock awards granted on February 11, 2009 that will vest at a rate of 1/3 per year on the anniversary date of the grant until fully vested on February 11, 2012.

(9) The market value is calculated on September 30, 2011 ($8.15), the last business day of the fiscal year.

Option Exercises and Stock Vested Table
Fiscal Year 2011

The following table sets forth certain information concerning all exercises of stock options, vesting of restricted stock and stock awards for each Named Executive Officer during the fiscal year ended September 30, 2011:

	Stock Awards
	Number of	Value
	Shares	Realized
	Acquired on	on
	Vesting	Vesting
Name	(#)	($)
(a)	(b)	(c) (1)

Stephen S. Schwartz	49,995	$587,441

Martin S. Headley	41,333	$441,475

Steven A. Michaud	11,167	$111,558

Thomas R. Leitzke	5,000	$46,000

Clinton M. Haris	5,917	$73,289

There were no stock options exercised by the Named Executive Officers for the fiscal year ended September 30, 2011.

(1) The value realized equals the closing price of Common Stock on the vesting dates, multiplied by the number of shares that vested.

Pension Benefits Table
Fiscal Year 2011

The following table sets forth certain information concerning each plan that provides for payments or other benefits at, following or in connection with retirement for each Named Executive Officer as of September 30, 2011:

		Number of	Present
		Years	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($) (1)	($)
(a)	(b)	(c)	(d)	(e)

Steven A. Michaud	Helix Employees Pension Plan	18.2 (2)	$228,674	$-

(1) Amounts include annual benefits under the Helix Employees Pension Plan on a straight-life annuity basis.

(2) Mr. Michaud’s years of credited service ceased to accrue when the plan was frozen on October 31, 2006.

The assumptions and valuation methods used in calculating these expenses are discussed further in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 within Note 11 to the Consolidated Financial Statements included in the Annual Report.

Helix Technology Corporation, an acquisition of Brooks Automation, maintained a noncontributory qualified Pension Plan for the benefit of its employees, including eligible former Helix employees named in the Summary Compensation Table. The Plan was frozen effective October 31, 2006. Mr. Michaud as a former Helix employee is eligible to participate in the plan. Compensation covered by the plan includes salary but excludes bonuses or incentive awards, if any. Benefits under the plan as set forth in the table are determined on a straight-life annuity basis, based upon years of participation completed after December 31, 1978, and highest consecutive 60-month average compensation during the last 120 months of employment and are integrated with Social Security benefits.

In 1999, Helix adopted a nonqualified Supplemental Benefit Plan intended to provide for the payment of additional retirement benefits to certain key employees whose Pension Plan retirement benefits would exceed amounts permitted under the Internal Revenue Code. The plan was also frozen effective on October 31, 2006 and employees are no longer eligible to participate. The supplemental unfunded benefit is equal to the amount of any benefit that would have been payable under the qualified retirement plan, but for the limitations under the Internal Revenue Code.

Nonqualified Deferred Compensation Table
Fiscal Year 2011

The Company has established a nonqualified deferred compensation plan to allow eligible executives and directors to defer a portion of their compensation on a pre-tax basis and receive tax-deferred returns on those deferrals. The Plan is unfunded for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). An additional feature of the Plan is a supplemental retirement plan, or SERP in which the Company can choose to make annual contributions to selected executives non-qualified Plan accounts.

	Aggregate		Aggregate
	Earnings in	Aggregate	Balance at
	Last FY	Withdrawals/	Last FYE
Name	($)	Distributions ($)	($)
(a)	(b)	(c)	(d)

Clinton M. Haris	$(3,257)	$-	$232,054

Dr. Schwartz and Messrs. Headley, Michaud, and Leitzke are not participants in the Company nonqualified deferred compensation plan.

The Plan is a nonqualified deferred compensation plan under which eligible employees, including executive officers, may elect to defer a portion of their base salary and/or variable compensation pay. Eligibility is limited to a select group of management or highly compensated employees and directors. Participants may elect to defer base salary, variable compensation and/or director fees on a pre-tax basis, subject to certain minimum and maximum amounts. Under the Plan, amounts deferred with respect to a participant are credited to a bookkeeping account and periodically adjusted for hypothetical investment experience based on a participant-directed allocation of the account among a menu of measuring funds chosen by the administrator. The Plan also provides for additional credits to the bookkeeping account (not involving an elective deferral by participants) that are discretionary on the part of the Company. Additional Company credits and related hypothetical earnings may be subject to a vesting schedule. Upon retirement, as defined, or other separation from service, or, if so elected, upon any earlier change in control of the Company, a participant is entitled to a payment of his or her vested account balance, either in a single lump sum or in annual installments, as elected in advance by the participant.

Post-Employment Benefits

The following table sets forth the estimated payments and benefits that would be provided to each of the Named Executive Officers upon termination and/or a termination following a change in control. The payments and benefits were calculated assuming that the triggering event took place on September 30, 2011 and using the closing market price of the Company’s stock on that date ($8.15). For the purposes of this analysis we assumed all executives received 100% of their target bonus opportunity. We also assume that all executives will find a full time comparable executive position with another employer during the initial salary continuation period.

		Salary &	Vesting	Vesting
		Other Cash	of Stock	of Stock
		Payments	Options	Awards	Total
Name	Event	($)	($)	($) (2)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Stephen S. Schwartz	Termination Without Cause or for Good Reason	$1,162,852 (1)			$1,162,852
	Change of Control with Termination	$1,162,852 (1)		$3,463,791	$4,626,643
Martin S. Headley	Termination Without Cause or for Good Reason	$870,852 (1)			$870,852
	Change of Control with Termination	$870,852 (1)		$1,331,172	$2,202,024
Steven A. Michaud	Termination Without Cause or for Good Reason	$516,766 (1)	$ -(3)		$516,766
	Change of Control with Termination	$516,766 (1)		$802,775	$1,319,541
Thomas R. Leitzke	Termination Without Cause or for Good Reason	$-			$-
	Change of Control with Termination	$-		$285,250	$285,250
Clinton M. Haris	Termination Without Cause or for Good Reason	$-	$ -(4)		$-
	Change of Control with Termination	$-		$738,928	$738,928

(1) Under the terms of Messrs. Headley, Michaud, and Schwartz’s employment agreements, if the executive is terminated by the Company without cause, or if they resign for good reason, the Company shall pay an amount equal to the unpaid portion of the executive’s current base salary earned through the termination date; an amount equal to the pro rata incentive bonus for the completed portion of the current annual pay period; and one year’s current base salary, paid in bi-weekly payments as severance in salary continuation. During the salary continuation period, the Company will continue to pay the employer portion of the cost of the medical plans in which the executive was a participant as of the termination date. If the executive has not found a full time comparable executive position with another employer during the initial salary continuation period, the Company will extend the bi-weekly payment plan on a month to month basis until the earlier to occur of (A) one additional year (26 additional bi-weekly payments) or (B) the date executive secures full-time employment. Note: Mr. Headley’s payment includes an $8,000 outplacement benefit.

(2) Under the terms of each executive officer’s restricted stock agreement, in the event of a change-in-control, followed by a termination without cause within one year, all unvested restricted stock awards would immediately vest.

(3) Mr. Michaud had a total of 25,540 vested options which were “out-of-the-money” with an exercise price greater than $8.15 as of September 30, 2011.

(4) Mr. Haris had a total of 4,000 vested options which were “out-of-the-money” with an exercise price greater than $8.15 as of September 30, 2011.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth certain information as of September 30, 2011 regarding the shares of our Common Stock available for grant or granted under stock option plans that (i) were approved by our stockholders, and (ii) were not approved by our stockholders.

Number of
	Securities to		Number of
	be Issued	Weighted-Average	Securities Remaining
	Upon Exercise	Exercise Price of	Available for
	of Outstanding	Outstanding	Future Issuance
	Options,	Options,	Under Equity
	Warrants	Warrants and	Compensation
Plan Category	and Rights	Rights	Plans (2)

Equity compensation plans approved by security holders (1)	361,637	$14.47	5,266,210	(3)
Equity compensation plans not approved by security holders	8,500	$18.75	0

Total	370,137	$14.57	5,266,210

(1)	Includes an aggregate of 68,262 options at a weighted average exercise price of $13.70 assumed by the Company in connection with past acquisitions and business combinations.

(2)	Excludes securities reflected in the first column of the table.

(3)	Excludes 292,095 shares that may be issued under our Employee Stock Purchase Plan.

1998 Employee Equity Incentive Plan. The purpose of the 1998 Employee Equity Incentive Plan (the “1998 Plan”), adopted by our Board of Directors in April 1998, is to attract and retain employees and provide an incentive for them to assist us to achieve long-range performance goals and to enable them to participate in our long-term growth. All employees (other than its officers and directors), contractors, consultants, service providers or others who are in a position to contribute to our long-term success and growth are eligible to participate in the 1998 Plan. A total of 4,825,000 shares of Common Stock were reserved for issuance under the 1998 Plan. On February 26, 2003 the Board of Directors voted to cancel and not return to the reserve any 1998 Plan forfeited options. Of the shares reserved for issuance under the 1998 Plan, options for 8,500 shares had been granted and were outstanding. However, on August 5, 2009 the Board of Directors voted that no further options or stock awards of any kind will be made or granted pursuant to the 1998 Plan.

RELATED PARTY TRANSACTIONS

Under existing SEC rules, some transactions, commonly referred to as “related party transactions,” are required to be disclosed to stockholders. Examples of related party transactions include transactions between us and:

•	an executive officer, director or director nominee;

•	any person who is known to be the beneficial owner of more than 5% of our common stock;

•	any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock;

•	any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

Under the Nasdaq Stock Market rules we are required to conduct an appropriate review of any such transaction and either the Audit Committee or the independent directors are required to approve the transaction. All related party transactions must also be disclosed in our applicable filings with the Securities and Exchange Commission as required under SEC rules. Our Audit Committee Charter also requires that members of the Audit Committee approve all related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. In addition, the Conflicts of Interest provisions of our Standards of Conduct covers, among other things, all transactions involving our relationships with service providers and suppliers. It requires the disclosure of any relationship that could be seen to affect the application of independent and sound judgment in the choice of suppliers. In the case of employees this calls for disclosure of any to management. Members of our board of directors would normally make this disclosure to the chairman of the board. We entered into no related party transactions during fiscal 2011.

AUDIT COMMITTEE REPORT

To The Stockholders:

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Management has represented to the Audit Committee that our consolidated financial statements for the fiscal year ended September 30, 2011 were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements with management and separately with the independent auditors. It is the Audit Committee that engaged our independent auditors for the year ended September 30, 2011, and the Audit Committee determines annually who shall act as our independent auditors. For the year ended September 30, 2011, the Audit Committee sought and obtained from our stockholders the ratification of their choice of independent auditors. The Audit Committee is seeking similar ratification of their choice of independent auditors for the fiscal year that will end September 30, 2012.

The Audit Committee, in accordance with its charter and recurring meeting agenda, reviewed with the independent auditors the accounting policies and practices critical to our financial statements, the alternative treatments within general accepted accounting principles for policies and practices related to material items that have been discussed with management, the ramifications of each alternative, and the independent auditors’ preferred treatment. The Audit Committee also reviewed the material written communications between management and the independent auditors. The Audit Committee reviewed management’s assessment of the effectiveness of our internal control over financial reporting and also met with the independent auditors, with and without management present, to discuss the independent auditors’ evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee also regularly reviews whether there have been communications to our telephone and electronic hotlines and reviews and monitors the responses to any such communications. All call reports from the independent company that staffs and operates these hotlines are directed in the first instance to, among others, the Chairman of the Audit Committee, except where local law requires otherwise. The Audit Committee further reviews whether there have been any changes to our Standards of Conduct and whether any waivers to those standards have been granted. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380), as modified or supplemented. The Audit Committee has also discussed the results of the internal audit examinations.

As noted under “Board Risk Oversight”, the Audit Committee operates under the direction of the Executive Committee in helping to assess and address the Company’s business risks. In that process, the Audit Committee reviews with management the risk assessment survey conducted by management and then reviews and discusses with management and the registered public accounting firm the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

Our independent auditors provided the Audit Committee with the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526 (Communications with Audit Committees Concerning Independence) which requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. The Audit Committee also reviewed with the independent auditors the relevant SEC rules with respect to independence of auditors.

Based on its review, the Audit Committee has recommended to the Board of Directors that our audited consolidated financial statements for the fiscal year ended September 30, 2011, management’s report on its assessment on the effectiveness of internal control over financial reporting as of September 30, 2011, and the independent auditors’ reports be included in our annual report on Form 10-K for the fiscal year ended

September 30, 2011. Further, the Audit Committee has determined to engage PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending September 30, 2012.

Respectfully submitted,

Audit Committee:

John K. McGillicuddy, Chairman
Alfred Woollacott, III
Mark S. Wrighton

INDEPENDENT AUDITOR FEES AND OTHER MATTERS

Set forth below are the fees paid by Brooks to its independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC) for the fiscal periods indicated.

	2011	2010

Audit Fees	$1,606,734	$1,364,680
Audit-Related Fees	-	-
Tax Fees	$180,910	$317,739
All Other Fees	$502,781	$3,000

Description of Services

Audit Fees: Comprise fees and expenses for professional services rendered in connection with the audit of our financial statements for the fiscal years ended September 30, 2011 and 2010, respectively, for the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during those years, and for services provided in connection with statutory and regulatory filings or engagements in those years.

Audit-Related Fees: Comprise fees for professional services for assurance and related services reasonably related to the performance of an audit or review in the fiscal years ended September 30, 2011 and 2010.

Tax Fees. Comprise fees for tax compliance, tax advice and tax planning. Tax services encompass a variety of permissible services including international tax compliance, expatriate tax services and tax consulting. For fiscal year 2011, the aggregate tax fee amount includes fees from each of the following subcategories: Non-US Tax Compliance $63,160; Expatriate Tax Services $100,000; and Tax Consulting $17,750. For fiscal year 2010, the aggregate tax fee amount includes fees from each of the following subcategories: Non-US Tax Compliance $121,639; Expatriate Tax Services $100,000 and Tax Consulting $96,100.

All Other Fees: Comprise fees for operations advisory services provided by PRTM Management Consultants, Inc. (“PRTM”), which was acquired by PwC on August 22, 2011, and fees for certain web-based accounting research tools. For fiscal year 2011, all other fees include $500,000 for consulting fees paid to PRTM and $2,781 for web-based accounting research tools. For fiscal year 2010, all other fees include $3,000 for certain web-based accounting research tools.

The amounts paid to PwC in fiscal year 2011 for all other fees were significantly higher than in fiscal year 2010 and prior years due to advisory fees paid to PRTM in fiscal year 2011. The Company engaged PRTM for operations advisory services in May 2011 after review of the proposed engagement by the Company’s Board of Directors. In July 2011, PRTM informed the Company that it was being acquired by PwC and on August 22, 2011 PwC completed its acquisition of PRTM. The fees shown in the table above do not include $985,462 in fees paid by the Company to PRTM prior to the PwC acquisition. PwC did not influence the Company’s decision to engage PRTM. The Company engaged PRTM to serve as advisors to the Company’s management team charged with improving the Company’s operational efficiency and thereby decreasing the Company’s costs of goods sold and increasing the Company’s gross margin performance and improving inventory performance. Management’s project includes an assessment phase and an implementation phase with PRTM serving in an advisory role to management for both phases. The assessment phase was completed prior to PwC’s acquisition of PRTM.

Management and the Audit Committee concluded that the advisory services from PRTM are allowable services and do not negatively impact auditor independence. In light of PwC’s acquisition of PRTM and the resulting impact to the volume of other fees to be paid by the Company to PwC, the Audit Committee considered engaging alternative consultants to replace PRTM and determined that such a replacement would not be in the best interests of the Company because it would unduly increase costs, significantly delay the implementation phase and jeopardize the potential operational benefits of the project. As a result, the Audit Committee, and consultation with and concurrence from the full Board, approved the continued engagement of PRTM to complete the advisory services by the end of fiscal year 2012. The Company will not engage PRTM for any services beyond the current engagement.

Accordingly, the Company expects the advisory fees to PRTM in fiscal year 2012 to cause all other fees to PwC in fiscal year 2012 to exceed the expected sum of audit fees, audit-related fees and tax fees.

In each case in which approval was sought for the provision of non-audit services, the Audit Committee or the Chairman of the Audit Committee acting under a delegation of authority from the Committee considered whether the independent auditors’ provision of such services to us was compatible with maintaining the auditors’ independence and determined that it was compatible. The Audit Committee is responsible for pre-approval of the performance of all audit and non-audit services by the independent auditors. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve the provision of audit-related or non-audit related services by our independent auditors. Any approvals granted pursuant to that delegation of authority are subsequently reported to the full Audit Committee. In each case in which approval was sought for the provision of non-audit services during the fiscal year ended September 30, 2011, the Audit Committee, or the Chairman acting on the Committee’s behalf, considered a written listing of such services, conducted a discussion with management as to whether the independent auditors’ provision of such services to us would be compatible with maintaining the auditors’ independence, and determined that they were compatible and were therefore permitted services.

All of the above services provided by PricewaterhouseCoopers LLP were approved by the Audit Committee or the Chairman of the Committee acting under a delegation of authority from the Committee. The Audit Committee has determined that the services provided by PricewaterhouseCoopers LLP as set forth herein are compatible with PricewaterhouseCoopers LLP’s maintenance of its independence as our independent auditor.

PROPOSAL NO. 2 — APPROVAL OF AMENDMENT TO 1995
EMPLOYEE STOCK PURCHASE PLAN

General

The Board of Directors believes that the Company’s 1995 Employee Stock Purchase Plan (as amended, the “1995 Stock Purchase Plan”) is an important component of the Company’s strategy to attract, retain and motivate employees. As of September 30, 2011, 292,095 shares were available for future purchases under the 1995 Stock Purchase Plan. Accordingly, on November 8, 2011, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1995 Stock Purchase Plan that increases from 3,000,000 to 4,000,000 the number of shares of Common Stock available for purchase by employees under the 1995 Stock Purchase Plan, subject to proportionate adjustment for certain changes in the Company’s capitalization, such as a stock split.

Summary of the Stock Purchase Plan

The following is a brief summary of the 1995 Stock Purchase Plan. The following summary is qualified in its entirety by reference to the 1995 Stock Purchase Plan, a copy of which is attached as an appendix to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the 1995 Stock Purchase Plan may be obtained from the Secretary of the Company.

The 1995 Stock Purchase Plan provides eligible employees of the Company with opportunities to purchase shares of Common Stock at a discounted price. The 1995 Stock Purchase Plan is implemented through offerings, each approximately six months in length. The Board may specify a shorter period, or a longer period of less than twelve months.

The plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, as amended. Employees who work more than twenty hours per week and more than five months per calendar year are eligible to participate in the plan. The plan is administered by the Human Resources and Compensation Committee. General terms of participation include:

•	voluntary participation by employees, with the right to withdraw from the program up to the time stock is purchased (subject to such reasonable administrative requirements imposed by the Compensation Committee);

•	automatic withdrawal on termination of employment;

•	two six-month offering periods per year;

•	purchase price per share is 85% of the lower of the stock’s fair market value, defined as the average of the high and low stock price on such date, at the beginning of an enrollment period or on the purchase date;

•	payment is made through payroll deductions;

•	no employee may participate if he or she would then own 5% or more of the voting power or the value of the company’s Common Stock;

•	an employee may not buy more than $25,000 worth of stock in any calendar year, based on the fair market value of the stock on the enrollment date;

•	no employee may allocate more than 10% of his or her annual compensation to the purchase of stock under the plan; and

•	no employee may purchase more than 1,500 shares on any purchase date.

The plan may be amended by the Human Resources and Compensation Committee from time to time in any respect, except that stockholder approval is required of any material increase in the number of shares of the Company’s Common Stock authorized for issuance under the plan. The plan terminates when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. The Plan may also be terminated at any time by the Company’s Board of Directors, effective on the next following offering termination date, January 31 or July 31.

As of November 30, 2011, approximately 1,266 employees were eligible to participate in the 1995 Stock Purchase Plan.

The purchase of shares under the 1995 Stock Purchase Plan is discretionary, and the Company cannot now determine the number of shares to be purchased in the future by any particular person or group. Since the adoption of the 1995 Stock Purchase Plan, the following persons and groups have purchased the number of shares listed: Dr. Schwartz, the Company’s President and Chief Executive Officer—0 shares; Mr. Headley, the Company’s Executive Vice President and Chief Financial Officer—0 shares; Mr. Michaud, the Company’s Senior Vice President, Brooks Product Solutions—417 shares, Mr. Leitzke, the Company’s Senior Vice President, Supply Chain and Manufacturing Operations,—0 shares; Mr. Haris, the Company’s Senior Vice President of Brooks Life Science Systems—17,630 shares; all current executive officers as a group—18,047 shares. No other current director, nominee for director, or associate of any of such directors, executive officers or nominees, has purchased any shares under the 1995 Stock Purchase Plan. No person has purchased greater than 5% of the shares issued under this plan. As of September 30, 2011, current employees of the Company have purchased an aggregate of 2,707,905 shares under this plan.

Description of Amendment to the Plan to Increase Authorized Shares

The amendment to the 1995 Employee Stock Purchase Plan proposed for approval by the stockholders would increase the number of shares authorized for purchase by employees under the plan by 1,000,000 shares. The table below shows the total number of shares proposed to be authorized and available for issuance under the plan:

Shares

Total shares currently authorized under plan	3,000,000
Proposed increase	1,000,000

Proposed total shares authorized under plan	4,000,000
Total shares currently available for issuance under plan (as of October 31, 2011)	292,095
Proposed increase	1,000,000

Proposed total shares available for issuance	1,292,095

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 1995 Stock Purchase Plan and with respect to the sale of common stock acquired under the 1995 Stock Purchase Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants. A participant will not have income upon enrolling in the plan or upon purchasing stock at the end of an offering.

A participant may have both compensation income and capital gain income or both compensation income and a capital loss upon the sale of stock that was acquired under the plan. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

(1) 15% of the value of the stock on the day the offering commenced; and

(2) the participant’s profit (the excess of the sales proceeds over the purchase price).

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. If the participant’s profit exceeds the compensation income, then the excess profit will be a capital gain. If the participant’s profit is less than the compensation income, then the participant will have a capital loss equal to the value of the stock on the day he or she purchased the stock less the sales proceeds. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company. There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 1995 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement under the heading “Executive Compensation” including “Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation, and the accompanying narrative disclosure. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices of executive compensation described in this proxy statement. The advisory vote is not a vote on the Company’s compensation practices for non-executive employees or the Company’s Board of Directors. The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years.

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific short-term and long-term goals. Please see the “Compensation Discussion and Analysis” for additional details about our executive compensation philosophy and programs, including information about the fiscal year 2011 compensation of our Named Executive Officers.

Our Board of Directors is asking stockholders to provide a non-binding advisory vote that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, included in this proxy statement under the heading “Executive Compensation—Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation and the accompanying narrative disclosure, is approved.

The Human Resources and Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

This vote on the compensation of our Named Executive Officers is advisory, and therefore not binding on the Company, the Human Resources and Compensation Committee or our Board of Directors. Our Board of Directors and our Human Resources and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Human Resources and Compensation Committee and the Board of Directors will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE EXECUTIVE COMPENSATION CONTAINED IN THE PROXY STATEMENT IS IN THE BEST INTERESTS OF BROOKS AND OUR STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 4
ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

We are also asking stockholders to recommend, on an advisory basis, the frequency with which our stockholders will cast future advisory votes on executive compensation as described in Proposal Three above. For convenience, in this Proposal Four, the stockholders’ advisory vote on executive compensation provided for in Proposal Three above is referred to as the “say-on-pay vote.”

The advisory vote on the frequency of the say-on-pay vote is a non-binding vote as to how often the say-on-pay vote should occur: every year, every two years, or every three years. The Dodd-Frank Act requires the Company to hold the advisory vote on the frequency of the say-on-pay vote at least once every six years.

Our Board of Directors has determined that a non-binding advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for a one-year interval for the say-on-pay vote.

In formulating its recommendation, our Board of Directors considered that an annual say-on-pay vote will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in our proxy statement every year. While the Company currently recommends a vote in favor of an annual vote, you may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years when you vote on this proposal. However, because this vote is advisory and not binding on the Board of Directors or the Company, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold a say-on-pay vote more or less frequently than the option approved by our stockholders.

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO APPROVE ONCE EVERY YEAR AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE ASKED TO CAST A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION IS IN THE BEST INTERESTS OF BROOKS AND OUR STOCKHOLDERS AND THEREFORE RECOMMENDS VOTING ‘‘FOR” A FREQUENCY OF EVERY ONE YEAR.

PROPOSAL NO. 5:
RATIFICATION OF SELECTION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP, independent accountants, has conducted an independent audit of our books and accounts since 1989 and has audited our financial statements for the years ending September 30, 2011, 2010 and 2009. The Audit Committee has appointed them to serve as our auditors for the fiscal year ending September 30, 2012. Detailed disclosure of the audit and non-audit fees we paid to PricewaterhouseCoopers LLP in fiscal 2011 and 2010 may be found elsewhere in this proxy statement. Based on these disclosures and information in the audit committee report contained in this proxy statement, our audit committee is satisfied that our accountants are sufficiently independent of management to perform their duties properly. Although not legally required to do so, our board considers it desirable to seek, and recommends, stockholder ratification of its auditors for fiscal year 2012. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests. A representative of our independent accountants is expected to be present at the meeting and will be available to respond to appropriate questions. We do not expect the representative to make a statement apart from responding to inquiries.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”
PROPOSAL NO. 5.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of our Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers and directors are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they were not required to file Forms 5 for the fiscal year ended September 30, 2011, we believe that all of our executive officers and directors complied with all Section 16(a) filing requirements applicable to them during our fiscal year ended September 30, 2011, with the exception of a Form 4 filed on behalf of John Lillig, the Company’s Senior Vice President and Managing Director of Brooks Life Science Systems, on August 12, 2011 reporting a transaction that occurred on August 2, 2011.

Standards of Conduct

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq Stock Market rules, we have adopted Standards of Conduct that apply to all officers, directors and employees, covering a wide range of matters and a Code of Ethics specifically for senior financial officers related to the protection of the integrity of our financial records and reports. Copies of both are publicly available on our website at www.brooks.com. If we make any substantive amendment to the Standards of Conduct or Code of Ethics or grants any waiver, including any implicit waiver, from a provision of either code to the persons covered by each, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on the above-named website or in a report on Form 8-K.

Stockholder Proposals and Recommendations For Director

Proposals which stockholders intend to present at our 2013 annual meeting of stockholders and wish to have included in our proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by the Company no later than August 25, 2012. If a proponent fails to notify us by November 8, 2012 of a non-Rule 14a-8 stockholder proposal which it intends to submit at our 2013 annual meeting of stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the person named in each proxy to vote with respect to such matter.

Stockholders may make recommendations to the Nominating and Governance Committee of candidates for its consideration as nominees for director by submitting the name and qualifications of such person to the Nominating and Governance Committee, c/o Board of Directors, Brooks Automation, Inc. at our principal executive offices, 15 Elizabeth Drive, Chelmsford, MA 01824. Any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating and Governance Committee’s charter. The letter of recommendation from one or more stockholders should state whether or not the person(s) making the recommendation have beneficially owned 5% or more of our Common Stock for at least one year.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us or your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can also request prompt delivery of a copy of this proxy statement. All such requests should be made in writing to our Investor Relations department at the following address: Investor Relations, Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, MA 01824 or by telephone at the following number: (978) 262-4400.

Material Not Incorporated by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of the proxy statement entitled “Audit Committee Report,” and “Human Resources and Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 as filed with the SEC are being made available to our stockholders of record with this proxy statement and are available to stockholders without charge upon written request addressed to Investor Relations, Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824. It is also available at our website www.brooks.com.

IT IS IMPORTANT THAT PROXIES BE AUTHORIZED PROMPTLY.  THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

Appendix A

BROOKS AUTOMATION, INC.

1995 EMPLOYEE STOCK PURCHASE PLAN
(As amended through July 31, 2006)

1.	PURPOSE

The Brooks Automation, Inc. 1995 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of Brooks Automation, Inc. (the “Company”) will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s $.01 par value common stock (the “Common Stock”). It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.	ELIGIBLE EMPLOYEES

(a) All employees of the Company or any of its participating subsidiaries shall be eligible to receive options under this Plan to purchase the Company’s Common Stock. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

(b) For the purpose of this Plan, the term employee shall not include an employee whose customary employment is for not more than twenty (20) hours per week or is for not more than five (5) months in any calendar year.

3.	STOCK SUBJECT TO THE PLAN

The stock subject to the options granted hereunder shall be shares of the Company’s authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 3,000,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. If the number of shares of Common Stock reserved and available for any Offering Period (as defined herein) is insufficient to satisfy all purchase requirements for that Offering Period, the reserved and available shares for that Offering Period shall be apportioned among participating employees in proportion to their options.

4.	OFFERING PERIODS AND STOCK OPTIONS

(a) The time periods during which payroll deductions will be accumulated under the Plan shall consist of six month periods (“Offering Periods”), commencing on the first day of each Offering Period (“Offering Commencement Date”) and ending on the last day of the Offering Period (“Offering Termination Date”). The Offering Periods for the 2003 calendar year shall consist of (i) an Offering Commencement Date of January 1 and an Offering Termination Date of June 30, and (ii) an Offering Commencement Date of July 1 that shall comprise a seven month period ending on the Offering Termination Date, January 31, 2004. Thereafter, each calendar year shall have two six-month Offering Periods, the first with an Offering Commencement Date of February 1 and an Offering Termination Date of July 31, and the second with an Offering Commencement Date of August 1 and Offering Termination Date of January 31. Notwithstanding the foregoing, the Offering Period beginning on February 1, 2006 shall have an Offering Termination Date of August 16, 2006 (rather than July 31, 2006), and the subsequent Offering Period shall have an Offering Commencement Date of

August 17, 2006 (rather than August 1, 2006) and an Offering Termination Date of January 31, 2007. Each Offering Period includes only regular pay days falling within it.

(b) On each Offering Commencement Date, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the Offering Termination Date at the Option Exercise Price, as provided in this paragraph (b), that number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on the Offering Termination Date (including any amount carried forward pursuant to Article 8 hereof) will pay for at the Option Exercise Price; provided that such employee remains eligible to participate in the Plan throughout such Offering Period. The Option Exercise Price for each Offering Period shall be the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Commencement Date, or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Termination Date. In the event of an increase or decrease in the number of outstanding shares of Common Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Exercise Price per share provided for under the Plan, either by a proportionate increase in the number of shares and proportionate decrease in the Option Exercise Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Exercise Price per share, as may be required to enable an eligible employee who is then a participant in the Plan to acquire on the Offering Termination Date that number of full shares of Common Stock as his or her accumulated payroll deductions on such date will pay for at the Option Exercise Price, as so adjusted.

(c) For purposes of this Plan, the term “fair market value” on any date means, if the Common Stock is listed on a national securities exchange or on the Nasdaq National Market, the average of the high and low sales prices of the Common Stock on such date on such exchange or as reported on the Nasdaq National Market or, if the Common Stock is traded in the over-the-counter securities market, but not on the Nasdaq National Market, the average of the high and low bid quotations for the Common Stock on such date, each as published by The Nasdaq National Market. If no shares of Common Stock are traded on the Offering Commencement Date or Offering Termination Date, the fair market value will be determined by taking the average of the fair market values on the immediately preceding and the next following business days on which shares of Common Stock are traded.

(d) For purposes of this Plan the term “business day” as used herein means a day on which there is trading on the Nasdaq National Market or on a national securities exchange on which the Common Stock is listed.

(e) No employee shall be granted an option which permits his or her rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or participating subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code.

5.	EXERCISE OF OPTION

Each eligible employee who continues to be a participant in the Plan on the Offering Termination Date shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date, plus any amount carried forward pursuant to Article 8 hereof, will pay for at the Option Exercise Price, but in no event may an employee purchase shares of Common Stock in excess of 1,500 shares of Common Stock on any Offering Termination Date. If a participant is not an employee on the Offering Termination Date and throughout an Offering Period, he or she shall not be entitled to exercise his or her option. All options issued under the Plan shall, unless exercised as set forth herein, expire at the end of the Offering Termination Date with respect to the Offering Period during which such options were issued.

6.	AUTHORIZATION FOR ENTERING PLAN

(a) An eligible employee may enter the Plan by filling out, signing and delivering to the Chief Financial Officer of the Company or his or her designee an authorization (“Authorization”):

(i) stating the amount to be deducted regularly from his or her pay;

(ii) authorizing the purchase of stock for him or her in each Offering Period in accordance with the terms of the Plan; and

(iii) specifying the exact name in which Common Stock purchased for him or her is to be issued in accordance with Article 11 hereof.

Such Authorization must be received by the Chief Financial Officer of the Company or his or her designee at least ten (10) business days before an Offering Commencement Date.

(b) The Company will accumulate and hold for the employee’s account the amounts deducted from his or her pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.

(c) Unless an employee files a new Authorization or withdraws from the Plan, his or her deductions and purchases under the Authorization he or she has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his or her payroll deductions as of the next Offering Commencement Date by filling out, signing and delivering to the Chief Financial Officer of the Company or his or her designee a new Authorization. Such new Authorization must be received by the Chief Financial Officer of the Company or his or her designee at least ten (10) business days before the date of such next Offering Commencement Date.

7.	ALLOWABLE PAYROLL DEDUCTIONS

Effective July, 1, 2002, an employee may authorize payroll deductions in any whole percentage amount up to but not more than ten percent (10%) of his or her base pay; provided, however, that the minimum deduction in respect of any payroll period shall be one percent (1%) of his or her base pay but in no event less than five dollars ($5); and provided further that the maximum percentage shall be reduced to meet the requirements of Section 4(e) hereof. Base pay means regular straight-time earnings and, if applicable, commissions, but excluding payments for overtime, bonuses, and other special payments.

8.	UNUSED PAYROLL DEDUCTIONS

Only full shares of Common Stock may be purchased. Any balance remaining in an employee’s account after a purchase will be reported to the employee and will be carried forward to the next Offering Period. However, in no event will the amount of the unused payroll deductions carried forward from a payroll period exceed the Option Exercise Price per share for the immediately preceding Offering Period. If for any Offering Period the amount of unused payroll deductions should exceed the Option Exercise Price per share, the amount of the excess for any participant shall be refunded to such participant, without interest.

9.	CHANGE IN PAYROLL DEDUCTIONS

Deductions may not be increased or decreased during an Offering Period.

10.	WITHDRAWAL FROM THE PLAN

(a) An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan by delivering a written notice to the Chief Financial Officer of the Company or his or her designee (“Withdrawal Notice”) no later than the Offering Termination Date (subject to such administrative procedures as the Company may reasonably impose), in which event the Company will promptly refund without interest the entire balance of such employee’s deductions not theretofore used to purchase Common Stock under the Plan.

(b) If an employee withdraws from the Plan, the employee’s rights under the Plan will be terminated and no further payroll deductions will be made. To reenter, such an employee must file a new Authorization at least ten (10) business days before the next Offering Commencement Date. Such Authorization will become effective for the Offering Period that commences on such Offering Commencement Date.

11.	ISSUANCE OF STOCK

Upon written request, certificates for Common Stock will be issued and delivered to participants and uncertificated shares of Common Stock issued to or for the account of participants will be delivered, in either case as soon as practicable after each Offering Period. Common Stock purchased under the Plan will be issued only in the name of, or for the account of, the employee.

12.	NO TRANSFER OR ASSIGNMENT OF EMPLOYEE’S RIGHTS

An employee’s rights under the Plan are his or hers alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him or her, except as provided in Article 13 in the event of an employee’s death.

13.	TERMINATION OF EMPLOYEE’S RIGHTS

(a) Except as set forth in the last paragraph of this Article 13, an employee’s rights under the Plan will terminate when he or she ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for greater than twenty (20) hours per week, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.

(b) If an employee’s payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him or her on the day the interruption occurs.

(c) Upon termination of the participating employee’s employment because of death, the executor or administrator of the estate of the employee shall have the right to elect, by written notice given to the Chief Financial Officer of the Company or his or her designee prior to the earlier to occur of the 30th day following the date of the death of the employee or the next Offering Termination Date, either (i) to withdraw, without interest, all of the payroll deductions credited to the employee’s account under the Plan, or (ii) to exercise the employee’s option for the purchase of shares of Common Stock on the next Offering Termination Date following the date of the employee’s death for the purchase of that number of full shares of Common Stock reserved for the purpose of the Plan which the accumulated payroll deductions in the employee’s account at the date of the employee’s death will purchase at the applicable Option Exercise Price (subject to the maximum number set forth in Article 5), and any excess in such account will be returned to said executor or administrator. In the event that no such written notice of election shall be timely received by the Chief Financial Officer of the Company or his or her designee, the executor or administrator shall automatically be deemed to have elected to withdraw the payroll deductions credited to the employee’s account at the date of the employee’s death and the same will be paid promptly to said executor or administrator, without interest.

14.	DEATH OF PARTICIPANT

In the event of the death of a participating employee, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in the discretion of the Committee, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Committee may designate.

15.	TERMINATION AND AMENDMENTS TO PLAN

(a) The Plan may be terminated at any time by the Company’s Board of Directors, effective on the next following Offering Termination Date. Notwithstanding the foregoing, it will terminate when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded without interest.

(b) The Board of Directors reserves the right to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would (a) except as provided in Articles 3, 4, 24 and 25, increase the aggregate number of shares of Common Stock to be offered under the Plan, or (b) change the class of employees eligible to receive options under the Plan.

16.	LIMITATIONS OF SALE OF STOCK PURCHASED UNDER THE PLAN

Employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, may sell Common Stock purchased under the Plan at any time provided that such sale qualifies for an exemption from Section 16(b) under Rule 16b-3, or otherwise does not give rise to Section 16(b) liability. Notwithstanding the foregoing, because of certain Federal tax requirements, all employees will agree by entering the Plan, promptly to give the Company notice of any such Common Stock disposed of within two years after the Offering Commencement Date on which the related option was granted showing the number of such shares disposed of. The employee assumes the risk of any market fluctuations in the price of such Common Stock.

17.	COMPANY’S PAYMENT OF EXPENSES RELATED TO PLAN

The Company will bear all costs of administering and carrying out the Plan.

18.	PARTICIPATING SUBSIDIARIES

The term “participating subsidiaries” shall mean any subsidiary of the Company which is designated by the Committee (as defined in Article 19) to participate in the Plan. The Committee shall have the power to make such designation before or after the Plan is approved by the stockholders.

19.	ADMINISTRATION OF THE PLAN

(a) The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors or such other committee designated by the Company’s Board of directors (the “Committee”).

(b) The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. With respect to persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under said Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by that Committee.

(c) Annually, the Committee shall prepare and distribute to each participating employee in the Plan a report containing the amount of the participating employee’s accumulated payroll deductions as of the Offering Termination Date, the Option Exercise Price for such Offering Period, the number of shares of Common Stock purchased by the participating employee with the participating employee’s accumulated payroll deductions, and the amount of any unused payroll deductions either to be carried forward to the next Offering Period, or returned to the participating employee without interest.

(d) No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.

20.	OPTIONEES NOT STOCKHOLDERS

Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the Company with respect to the shares covered by such option until such shares have been purchased by and issued to him or her.

21.	APPLICATION OF FUNDS

The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees’ payroll deductions.

22.	GOVERNMENTAL REGULATION

(a) The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

(b) In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

23.	TRANSFERABILITY

Neither payroll deductions credited to an employee’s account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 10.

24.	EFFECT OF CHANGES OF COMMON STOCK

If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

25.	MERGER OR CONSOLIDATION

If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its election, either (i) terminate the Plan and refund without interest the entire balance of each participating employee’s payroll deductions, or (ii) entitle each participating employee to receive on the Offering Termination Date upon the exercise of such option for each share of Common Stock as to which such option shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Article 25 shall thereafter be applicable, as nearly as reasonably possible. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

26.	WITHHOLDING OF ADDITIONAL FEDERAL INCOME TAX

The Company will undertake such withholding in connection with the Plan as it determines is appropriate, in its sole discretion.

27.	EQUAL TREATMENT

Notwithstanding any provision herein to the contrary, all Participants participating in any Offering Period shall have equal rights and privileges except as provided in Section 423(b)(5) of the Code.

28.	APPROVAL OF STOCKHOLDERS

The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which approval must occur no later than the end of the first Offering Period after the date the Plan is adopted by the Board of Directors. Options may be granted under the Plan prior and subject to such stockholder approval. If the Plan is not so approved by the stockholders, all payroll deductions from participating employees shall be returned without interest and all options so granted shall terminate.

Dates of Approval by the Board of Directors or Compensation Committee: November 1, 1995, December 10, 1997, January 6, 2000, December 13, 2001, September 13, 2002, February 26, 2003, February 25, 2004, January 25, 2006 and July 31, 2006.

Dates of Approval by the Stockholders: February 22, 1996, February 26, 1998, February 24, 2000, May 13, 2002, April 27, 2004 and March 7, 2006.

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS   PROXY   CARD   IS   VALID   ONLY   WHEN   SIGNED   AND   DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below
The Board of Directors recommends a vote FOR the following:

	☐	☐	☐
1. Election of Directors Nominees

01	A. Clinton Allen	02	Joseph R. Martin	03	John K. McGillicuddy	04	Krishna G. Palepu	05	C.S. Park
06	Kirk P. Pond	07	Stephen S. Schwartz	08	Alfred Woollacott, III	09	Mark S. Wrighton

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	To approve an amendment to the Company's 1995 Employee Stock Purchase Plan to increase the number of shares of the Company's common stock available for issuance thereunder by 1,000,000 shares, from 3,000,000 to 4,000,000.	☐	☐	☐

3.	To approve, on an advisory basis, the overall compensation of Brooks’ executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain

4.	To recommend, on an advisory basis, the frequency of advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

5.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered accounting firm for the 2012 fiscal year.	☐	☐	☐

NOTE: The stockholders will also act on any other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

The 2012 Annual Meeting of Stockholders of Brooks Automation, Inc. will be held on February 8, 2012 at 10:00 a.m., local time, at the Four Seasons Hotel Boston, 200 Boylston Street, Boston, Massachusetts 02116, for the matters stated on the reverse side.
The Board of Directors has fixed December 13, 2011 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.
All stockholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting and to authorize your proxy, however, you are urged to complete, date, sign and return the enclosed Proxy Card (a postage-paid envelope is enclosed for that purpose) as promptly as possible.
Any stockholder attending the Annual Meeting may vote in person even if that stockholder has previously returned a Proxy Card.
By Order of the Board of Directors
Jason Joseph
Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

BROOKS AUTOMATION, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 8, 2012
Stephen S. Schwartz and Martin S. Headley, or either of them, each with the power of substitution, are hereby appointed attorneys and proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Brooks Automation, Inc. to be held on February 8, 2012 or at any postponement or adjournment thereof. All previous proxies granted by the undersigned with respect to such meeting are hereby revoked.
SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 5 AND FOR THE 1 YEAR FREQUENCY IN PROPOSAL 4. THE PROXIES ARE AUTHORIZED TO VOTE ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BROOKS BOARD OF DIRECTORS.
YOU ARE URGED TO PROMPTLY AUTHORIZE YOUR PROXY BY FOLLOWING THE VOTING INSTRUCTIONS, SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING THE SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE ANNUAL MEETING.

Continued and to be signed on reverse side